RECEIVABLES PURCHASE AGREEMENT

dated as of March 2, 2010

among

PATRIOT COAL RECEIVABLES (SPV) LTD.

PATRIOT COAL CORPORATION,
as Servicer

THE VARIOUS RELATED COMMITTED PURCHASERS, UNCOMMITTED PURCHASERS, PURCHASER AGENTS AND LC PARTICIPANTS FROM TIME TO TIME PARTY HERETO

and

FIFTH THIRD BANK,
as Administrator and as LC Bank

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continued

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continued

ARTICLE IV	ADMINISTRATION AND COLLECTIONS..........................................	25
Section 4.1	Appointment of the Servicer.......................................................................	25
Section 4.2	Duties of the Servicer.................................................................................	26
Section 4.3	Account Arrangements...............................................................................	27
Section 4.4	Enforcement Rights....................................................................................	28
Section 4.5	Responsibilities of the Seller.......................................................................	29
Section 4.6	Servicing Fee.............................................................................................	30
Section 4.7	Annual Servicing Report of Independent Public Accountants.......................	30
ARTICLE V	THE AGENTS..........................................................................................	31
Section 5.1	Appointment and Authorization..................................................................	31
Section 5.2	Delegation of Duties...................................................................................	32
Section 5.3	Exculpatory Provisions...............................................................................	32
Section 5.4	Reliance by Agents....................................................................................	32
Section 5.5	Notice of Termination Events.....................................................................	33
Section 5.6	Non-Reliance on Administrator, Purchaser Agents and Other Purchasers.................................................................................................	33
Section 5.7	Administrators and Affiliates.......................................................................	34
Section 5.8	Indemnification...........................................................................................	34
Section 5.9	Successor Administrator............................................................................	34
ARTICLE VI	MISCELLANEOUS.................................................................................	35
Section 6.1	Amendments, Etc.......................................................................................	35
Section 6.2	Notices, Etc...............................................................................................	35
Section 6.3	Successors and Assigns; Participations; Assignments..................................	35
Section 6.4	Costs, Expenses and Taxes........................................................................	38
Section 6.5	No Proceedings; Limitation on Payments....................................................	39
Section 6.6	GOVERNING LAW AND JURISDICTION...........................................	40
Section 6.7	Confidentiality............................................................................................	40
Section 6.8	Execution in Counterparts..........................................................................	41
Section 6.9	Survival of Termination...............................................................................	41
Section 6.10	WAIVER OF JURY TRIAL.....................................................................	41
Section 6.11	Sharing of Recoveries................................................................................	41
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continued

Section 6.12	Right of Setoff............................................................................................	41
Section 6.13	Entire Agreement.......................................................................................	42
Section 6.14	Headings...................................................................................................	42
Section 6.15	Purchaser Groups’ Liabilities .....................................................................	42

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continued

EXHIBIT I                   Definitions

EXHIBIT II                  Conditions of Purchases

EXHIBIT III                Representations and Warranties

EXHIBIT IV                Covenants

EXHIBIT V                 Termination Events

SCHEDULE I              Credit and Collection Policy

SCHEDULE II             Lock-Box Banks and Lock-Box Accounts and Collection Account Banks and Collection Accounts

SCHEDULE III           Trade Names

SCHEDULE IV           Actions and Proceedings

SCHEDULE V            Special Concentration Limits

SCHEDULE VI           Group Commitments

SCHEDULE VII          Eligible Countries

ANNEX A                   Form of Servicer Report

ANNEX B                   Form of Purchase Notice

ANNEX C                   Form of Assumption Agreement

ANNEX D                   Form of Paydown Notice

ANNEX E                   Form of Transfer Supplement

ANNEX F                   Form of Compliance Certificate

ANNEX G                   Form of Letter of Credit Application

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This RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of March 2, 2010, among PATRIOT COAL RECEIVABLES (SPV) LTD., a company organized under the laws of the British Virgin Islands, as seller (the “Seller”), PATRIOT COAL CORPORATION, a Delaware corporation (“Patriot”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO AS LC PARTICIPANTS (together with their successors and permitted assigns in such capacity, the “LC Participants”), THE VARIOUS RELATED COMMITTED PURCHASERS, UNCOMMITTED PURCHASERS AND PURCHASER AGENTS FROM TIME TO TIME PARTIES HERETO, and FIFTH THIRD BANK, as Administrator for each Purchaser Group (in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, the “LC Bank”).

PRELIMINARY STATEMENTS.  Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I.  References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

WHEREAS, the Seller (i) desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers and (ii) may, subject to the terms and conditions hereof, request that the LC Bank issue or cause the issuance of one or more Letters of Credit.

NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1              Purchase Facility.

(a)                On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, (i) ratably (based on the aggregate Commitments of the Related Committed Purchasers in their respective Purchaser Groups), request that the Uncommitted Purchasers, or, only if an Uncommitted Purchaser denies such request or is unable to fund (and provides notice of such denial or inability to the Seller, the Administrator and its Purchaser Agent), ratably request that the Related Committed Purchasers, make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date and (ii) request that the LC Bank issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof (each such purchase, reinvestment or issuance is referred to herein as a “Purchase”).  Subject to Section 1.4(b), concerning reinvestments, at no time will an Uncommitted Purchaser have any obligation to make a Purchase.  Each Related Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date, based on the applicable Purchaser Group’s Ratable Share of each purchase requested pursuant to Section 1,2(a) (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group’s Ratable Share of such Purchase) and, on the terms and subject to the conditions of this Agreement, the LC Bank agrees to issue Letters of Credit in return for (and each LC Participant hereby severally agrees to make participation advances in connection with any draws under such Letters of Credit equal to such LC Participant’s Pro Rata Share of such draws), undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the Closing Date to the Facility Termination Date; provided, that under no circumstances shall any Purchaser make any Purchase (including, without limitation, any mandatory deemed Purchases pursuant to Section 1.1(b)) if after giving effect to such Purchase, (i) the aggregate of such Purchaser’s Capital would exceed its Commitment (or, in the case of any Uncommitted Purchaser, the aggregate of such Uncommitted Purchaser’s Capital, together with the Capital of its Related Committed Purchasers, would exceed the aggregate of the Commitments of its Related Committed Purchasers), less, if applicable (in the case of any Related Committed Purchaser), the then outstanding principal balance of any amounts funded by such Related Committed Purchaser, in its capacity as a Liquidity Provider under the Liquidity Agreement, (ii) the Aggregate Capital would (after giving effect to all Purchases and reinvestments on such date) exceed the Purchase Limit, (iii) with respect to any Purchaser Group, the aggregate Capital of all Purchasers in such Purchaser Group would exceed the Group Commitment for such Purchaser Group, (iv) the Purchased Interest, taking into account any amounts set aside pursuant to the first proviso to Section 1.4(b)(ii), would exceed 100%, (v) the aggregate outstanding amount of the Capital funded by such Purchaser would exceed (A) the Commitment set forth opposite its name on the signature page hereto, as the same may be reduced from time to time pursuant to Section 1.1(b), minus (B) in the case of any LC Participant, such LC Participant’s Pro Rata Share of the face amount of any outstanding Letters of Credit or (vi) the aggregate outstanding Capital plus the LC Participation Amount would exceed the Purchase Limit.

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            The Seller may, subject to the requirements and conditions herein, use the proceeds of any Funded Purchase by the Purchasers hereunder to satisfy its Reimbursement Obligation to the LC Bank and the LC Participants (ratably, based on the outstanding amounts funded by  the LC Bank and each such LC Participant) pursuant to Section 1.15 below.

In addition, in the event the Seller fails to reimburse the LC Bank and each applicable LC Participant for the full amount of any drawing under any Letter of Credit on the applicable Drawing Date (out of its own funds available therefor, or otherwise, at such time), pursuant to Section 1.15 below, then the Seller shall, automatically (and without the requirement of any further action on the part of any Person hereunder), be deemed to have requested a new Funded Purchase from the Uncommitted Purchasers or Related Committed Purchasers, as applicable, on such date, pursuant to the terms hereof, in an amount equal to the amount of such Reimbursement Obligation at such time. Subject to the limitations on funding set forth in this paragraph (a) (and the other requirements and conditions herein), the Uncommitted Purchasers or Related Committed Purchasers, as applicable, shall fund such deemed Funded Purchase request and deliver the proceeds thereof directly to the Administrator to be immediately distributed (ratably) to the LC Bank and the applicable LC Participants in satisfaction of the Seller’s Reimbursement Obligation pursuant to Section 1.15 below, to the extent of the amounts permitted to be funded by the Uncommitted Purchasers or Related Committed Purchasers, as applicable, at such time, hereunder.

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(b)               The Seller may, upon at least 30 days’ written notice to the Administrator and each Purchaser Agent, reduce the unfunded portion of the Purchase Limit in whole or in part (but not below the amount which would cause the Group Capital of any Purchaser Group to exceed its Group Commitment (after giving effect to such reduction)); provided that each partial reduction shall be in the amount of at least $3,000,000, or an integral multiple of $500,000 in excess thereof and unless terminated in whole, the Purchase Limit shall in no event be reduced below $50,000,000.  Such reduction in the Commitments hereunder shall be made ratably among the Purchasers in accordance with their respective pro rata shares. The Administrator shall advise the Purchaser Agents of any notice received by it pursuant to this Section 1.1(b); it being understood that (in addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder) no such reduction shall be effective unless and until the amount on deposit in the LC Collateral Account is at least equal to the positive difference between the then outstanding LC Participation Amount and the Purchase Limit as so reduced by such partial reduction.

Section 1.2              Making Purchases.

(a)                Each Funded Purchase (but not reinvestment) with regard to the Purchased Interest hereunder shall be made upon the Seller’s irrevocable written notice in the form of Annex B (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 11:00 a.m., New York City time) at least two Business Days before the requested Purchase Date, which notice shall specify: (A) in the case of a Funded Purchase (other than one made pursuant to Section 1.15(b)), the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000, with respect to each Purchaser Group, (B) the date of such Funded Purchase (which shall be a Business Day) and (C) a pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital.

(b)               On the date of each Funded Purchase (but not reinvestment, issuance of a Letter of Credit or a Funded Purchase pursuant to Section 1.2(e)) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, each applicable Purchaser shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Seller in same day funds, at Bank of America, N.A., account number 4426467867, ABA 026009593 (or such other account as may be so designated in writing by the Seller to the Administrator and each Purchaser Agent) an amount equal to the portion of Capital relating to the undivided percentage ownership interest then being funded by such Purchaser.

(c)                Effective on the date of each Funded Purchase or other Purchase pursuant to this Section 1.2 and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, as described in Section 1.1(a), or in the case of any reinvestment, ratably based on the sum of the Aggregate Capital plus the LC

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Participation Amount outstanding of each such Purchaser at such time) an undivided percentage ownership interest in to the extent of the Purchased Interest: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

(d)               To secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Purchasers and their assigns, a security interest in all of the Seller’s right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and the Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and the Collection Accounts and amounts on deposit therein, (v) all rights (but none of  the obligations) of the Seller under the Sale Agreement, (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing and (vii) all of its other property (collectively, the “Pool Assets”).  The Seller hereby authorizes the Administrator to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.  The Administrator (on behalf of the Purchasers and their assigns) shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC.

(e)                Whenever the LC Bank issues a Letter of Credit pursuant to Section 1.12 hereof, each LC Participant shall, automatically and without further action of any kind upon the effective date of issuance of such Letter of Credit, have irrevocably been deemed to make a Funded Purchase hereunder in the event that such Letter of Credit is subsequently drawn and such drawn amount shall not have been reimbursed pursuant to Section 1.15 upon such draw in an amount equal to its Pro Rata Share of such unreimbursed draw.  If the LC Bank pays a drawing under a Letter of Credit that is not (i) reimbursed by amounts on deposit in the LC Collateral Account or (ii) reimbursed by the Seller on the applicable Drawing Date, the LC Bank shall be deemed to have made a Funded Purchase in an amount equal to its Pro Rata Share of such unreimbursed drawing.  All such Funded Purchases shall accrue Discount from the date of such draw.  In the event that any Letter of Credit expires or is surrendered without being drawn (in whole or in part) then, in such event, the foregoing commitment to make Funded Purchases shall expire with respect to such Letter of Credit and the LC Participation Amount shall automatically reduce by the amount of the Letter of Credit which is no longer outstanding.

(f)                 The Seller may, with the written consent of the Administrator and the Majority Purchaser Agents (and, in the case of a new related LC Participant, the LC Bank), add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Related Committed Purchaser or related LC Participant to increase its Commitment in connection with a corresponding increase in the Purchase Limit; provided, however, (i) that the Commitment of any Related Committed Purchaser or related LC Participant may only be increased with the prior written consent of such Purchaser, and (ii) a Purchaser may only be added to an existing Purchaser Group with the consent of each Purchaser within such Purchaser Group.  Each new Purchaser (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrator and the Seller, an Assumption Agreement in the form of Annex C hereto (which Assumption Agreement shall, in the case of any new Purchaser or Purchasers, be executed by each Person in such new Purchaser’s Purchaser Group).

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(g)                Each Related Committed Purchaser’s and related LC Participant’s obligations hereunder shall be several, such that the failure of any Related Committed Purchaser or related LC Participant to make a payment in connection with any purchase hereunder, or drawing under a Letter of Credit hereunder, as the case may be, shall not relieve any other Related Committed Purchaser or related LC Participant of its obligation hereunder to make payment for any such Funded Purchase or such drawing.  Further, in the event any Related Committed Purchaser or related LC Participant fails to satisfy its obligation to make a Funded Purchase or payment with respect to such drawing as required hereunder, upon receipt of notice of such failure from the Administrator (or any relevant Purchaser Agent), subject to the limitations set forth herein, the non-defaulting Related Committed Purchasers or related LC Participants in such defaulting Related Committed Purchaser’s or related LC Participant’s Purchaser Group shall fund the defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of the related Purchase or drawing pro rata in proportion to their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Related Committed Purchaser or related LC Participant; it being understood that a defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of any Purchase or drawing shall be first put to the Related Committed Purchasers or related LC Participants in such defaulting Related Committed Purchaser’s or related LC Participant’s Purchaser Group and thereafter if there are no other Related Committed Purchasers or related LC Participants in such Purchaser Group or if such other Related Committed Purchasers or related LC Participants are fully committed or are also defaulting Related Committed Purchasers or related LC Participants, then such defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of such Purchase or drawing shall be put to each other Purchaser Group ratably, and applied in accordance with this paragraph (g)).

Section 1.3              Purchased Interest Computation.  The Purchased Interest shall be initially computed on the date of the initial Purchase hereunder. Thereafter, until the Facility Termination Date, such  Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived by the Administrator in accordance with Section 2.2) be deemed to be 100%. The Purchased Interest shall become zero when (a) the Aggregate Capital thereof and Aggregate Discount thereon shall have been paid in full, (b) the LC Participation Amount has been cash collateralized in full or all Letters of Credit shall have expired or been cancelled, (c) all the amounts owed by the Seller and the Servicer hereunder to the Purchasers, the LC Bank, the LC Participants, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon; provided that nothing in this Section 1.3 shall be construed to require the Seller, the Servicer or any Affiliate thereof to make actual computations on a daily basis or to deliver to the Purchasers, the Purchaser Agents, or the Administrator a writing setting forth any computation, recomputation or deemed recomputation effected under this Section 1.3, except to the extent required pursuant to Section 2 of Exhibit II or as otherwise required pursuant to this Agreement.

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Section 1.4              Settlement Procedures.

(a)                The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

(b)               The Servicer shall, on each Business Day on which Collections of Pool Receivables are received (or deemed received) by the Seller or Servicer or are deposited into the Lock-Box Accounts, transfer such Collections therefrom and deposit such Collections into a Collection Account.  With respect to such Collections on such day, the Servicer shall:

(i)                  set aside and hold in trust (by book entry or otherwise, or, if so requested by the Administrator, segregated in a separate account approved by the Administrator) for the benefit of each Purchaser Group, out of such Collections, first, an amount equal to the Aggregate Discount accrued through such day for each Portion of Capital and not previously set aside, second, an amount equal to the fees set forth in each Purchaser Group Fee Letter accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the Purchasers’ Share of the Servicing Fee accrued through such day and not previously set aside;

(ii)                subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, on behalf of each Purchaser (ratably in accordance with the next succeeding sentence), the remainder of such Collections.  Such remainder shall, to the extent representing a return of the Aggregate Capital, ratably, according to each Purchaser’s Capital, be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto; provided, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not remit such remainder to the Seller or reinvest, but shall set aside and hold in trust for the benefit of the Purchasers (by book entry or otherwise or, if so requested by the Administrator, segregated in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100%; provided, further, that (x) in the case of any Purchaser that is an Uncommitted Purchaser, if such Purchaser has provided notice (a “Declining Notice”) to its Purchaser Agent, the Administrator, and the Servicer that such Purchaser (a “Declining Uncommitted Purchaser”) no longer wishes Collections with respect to any Portion of Capital funded or maintained by such Purchaser to be reinvested pursuant to this clause (ii), and (y) in the case of any Purchaser that has provided notice (an “Exiting Notice”) to its Purchaser Agent of either its refusal, pursuant to Section 1.22, to extend its Commitment hereunder (an “Exiting Purchaser”) then in either case (x) or (y), above, such Collections shall not be reinvested and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii), below;

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(iii)               if such day is a Termination Day (or any day following the provision of a Declining Notice or an Exiting Notice), set aside, segregate and hold in trust (by book entry or otherwise or, if so requested by the Administrator, segregated in a separate account approved by the Administrator) for the benefit of each Purchaser Group the entire remainder of such Collections (or in the case of a Declining Uncommitted Purchaser or an Exiting Purchaser an amount equal to such Purchaser’s ratable share of such Collections based on its Capital; provided, that solely for the purpose of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Capital shall be deemed to remain constant from the date of the provision of a Declining Notice or an Exiting Notice, as the case may be, until the date such Purchaser’s Capital has been paid in full; it being understood that if such day is also a Termination Day, such Declining Uncommitted Purchaser’s or Exiting Purchaser’s Capital shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Capital (as recalculated)); provided, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of “Termination Day” (or any day following the provision of a Declining Notice or an Exiting Notice) and, thereafter, the conditions set forth in Section 2(b) of Exhibit II are satisfied or waived by the Administrator and the Majority Purchaser Agents (or in the case of a Declining Notice or an Exiting Notice, such Declining Notice or Exiting Notice, as the case may be, has been revoked by the related Declining Uncommitted Purchaser or Exiting Purchaser, respectively, and written notice thereof has been provided to the Administrator, the related Purchaser Agent and the Servicer), such previously set-aside amounts shall, to the extent representing a return on Aggregate Capital (or the Capital of the Declining Uncommitted Purchaser or Exiting Purchaser, as the case may be) and ratably in accordance with each Purchaser’s Capital, be reinvested in accordance with clause (ii) on the day of such subsequent satisfaction or waiver of conditions or revocation of Declining Notice or Exiting Notice, as the case may be; and

(iv)              release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (w) amounts required to be reinvested in accordance with clause (ii) or the proviso to clause (iii) plus (x) the amounts that are required to be set aside pursuant to clause (i), the proviso to clause (ii) and clause (iii) plus (y) the Seller’s Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables plus (z) all other amounts due and unpaid by the Seller under this Agreement to the Purchasers, the LC Bank, any LC Participant, the Administrator, and any other Indemnified Party or Affected Person.

(c)                The Servicer shall, in accordance with the priorities set forth in Section 1.4(d), below, deposit into each applicable Purchaser’s account (or such other account designated by such applicable Purchaser or its Purchaser Agent), on each Settlement Date for any Portion of Capital, Collections held for each Purchaser pursuant to clause (b)(i), (ii) and (iii) or (f) of Section 1.4; provided, that if Patriot or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified Patriot (or such Affiliate) that such right is revoked, Patriot (or such Affiliate) may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the aggregate of the Purchasers’ Share of the Servicing Fee.  Within two Business Days of the last day of each Yield Period with respect to any Portion of Capital, the applicable Purchaser Agent will notify the Servicer of the amount of the Discount accrued with respect to each such Portion of Capital during such related Yield Period or portion thereof.

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(d)               The Servicer shall distribute the amounts described (and at the times set forth) in Section 1.4(c), as follows:

(i)                  if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%,

first, to each Purchaser Agent ratably according to the Discount accrued during such Yield Period (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital maintained by such Purchasers; second, to each Purchaser Agent ratably according to Fees accrued during such Yield Period (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Fees (other than Servicing Fees) with respect to each Portion of Capital maintained by such Purchasers; it being understood that each Purchaser Agent shall distribute the amounts described in the first and second clauses of this Section 1.4(d)(i) to the Purchasers within its Purchaser Group ratably according to Discount and Fees, respectively; third, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c) above, to the Servicer’s own account in payment in full of the Purchasers’ Share of all accrued and unpaid Servicing Fees and fourth, if such day is a day following the provision of a Declining Notice or an Exiting Notice, to each Purchaser Agent for each Declining Uncommitted Purchaser or Exiting Purchaser ratably according to the aggregate of the Capital of such Purchaser in accordance with clause (b)(iii) above in payment in full of such Purchaser’s Capital, and

(ii)                if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%,

first, to each Purchaser Agent ratably according to Discount (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group, second, to each Purchaser Agent ratably according to Fees (for the benefit of the relevant Purchasers within such Purchaser Asset’s Purchaser Group), third, if (x) Patriot or an Affiliate thereof is not the Servicer and (y) the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c) above, to the Servicer’s own account in payment in full of the Purchasers’ Share of all accrued and unpaid Servicing Fees, fourth, to each Purchaser Agent ratably according to the aggregate of the Capital of each Purchaser in each such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of each Purchaser’s Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%), it being understood that each Purchaser Agent shall distribute the amounts described in the first, second and fourth clauses of this Section 1.4(d)(ii) to the Purchasers within its Purchaser Group ratably according to Discount, Fees and Capital, respectively, fifth, to the LC Collateral Account for the benefit of the LC Bank and the LC Participants, the amount necessary to cash collateralize the LC Participation Amount until the amount of cash collateral held in such LC Collateral Account equals the aggregate outstanding amount of the LC Participation Amount (or, if such day is not a Termination Day, until the Purchased Interest is reduced to 100%), sixth, if the Aggregate Capital and accrued Aggregate Discount with respect to each Portion of Capital for all Purchaser Groups have been reduced to zero, and the Purchasers’ Share of all accrued Servicing Fees payable to the Servicer (if other than Patriot or an Affiliate thereof) have been paid in full, to each Purchaser Group ratably, based on the amounts payable to each (for the benefit of the Purchasers within such Purchaser Group), the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller or Servicer hereunder, and seventh, to the Servicer’s own account (if the Servicer is Patriot or an Affiliate thereof) in payment in full of the Aggregate of the Purchasers’ Share of all accrued Servicing Fees.

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After the Aggregate Capital, Aggregate Discount, Fees payable pursuant to each Purchaser Group Fee Letter and Servicing Fees with respect to the  Purchased Interest, and any other amounts payable by the Seller and the Servicer to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, and (on and after a Termination Day) after the LC Participation Amount has been cash collateralized in full, all additional Collections with respect to the  Purchased Interest shall be paid to the Seller for its own account.

(e)                For the purposes of this Section 1.4:

(i)                  if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer, or any setoff or dispute between the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall promptly (and in any event within three Business Days) pay any and all such amounts in respect thereof to a Collection Account (or as otherwise directed by the Administrator at such time) for the benefit of the Purchasers and their assigns and for application pursuant to Section 1.4;

(ii)                if on any day any of the representations or warranties in Sections 1(j), (n) or 3(a) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall promptly (and in any event within two Business Days) pay any and all such amounts to a Collection Account (or as otherwise directed by the Administrator at such time) for the benefit of the Purchasers and their assigns and for application pursuant to this Section 1.4 (Collections deemed to have been received pursuant to clause (i) or (ii) of this paragraph (e) are hereinafter sometimes referred to as “Deemed Collections”);

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(iii)               except as provided in clause (i) or (ii) above or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv)              if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder and pays over such amount, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(f)                 If at any time the Seller shall wish to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital), the Seller may do so as follows:

(i)                  the Seller shall give the Administrator, each Purchaser Agent and the Servicer written notice in substantially the form of Annex D (each, a “Paydown Notice”) at least one Business Day prior to the date of such reduction, which notice shall include the amount of such proposed reduction and the proposed date on which such reduction will commence;

(ii)                on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

(iii)               the Servicer shall hold such Collections in trust for the benefit of each Purchaser ratably according to its Capital, for payment to each such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) on the next Settlement Date (or such other date as agreed to by the Administrator) with respect to any Portions of Capital funded or maintained by such Purchaser immediately following the related current Yield Period, and the Aggregate Capital (together with the Capital of any related Purchaser) shall be deemed reduced in the amount to be paid to such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) only when in fact finally so paid;

provided, that:

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(A)              the amount of any such reduction shall be not less than $1,000,000 for each Purchaser Group and shall be an integral multiple of $100,000 (unless the Aggregate Capital shall have been reduced to zero); and

(B)              with respect to any Portion of Capital, the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period.

Section 1.5              Fees.  The Seller shall pay to each Purchaser Agent for the benefit of the related Purchasers, in accordance with the provisions set forth in Section 1.4(d), certain fees in the amounts and on the dates set forth in one or more fee letter agreements, dated the Closing Date (or dated the date any such Purchaser and member of its related Purchaser Group become a party hereto pursuant to an Assumption Agreement, a Transfer Supplement or otherwise), among the Servicer, the Seller, and the applicable Purchaser Agent, respectively (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Purchaser Group Fee Letter”) and each of the Purchaser Group Fee Letters may be referred to collectively as, the “Fee Letters”).

Section 1.6              Payments and Computations, Etc.

(a)                All amounts to be paid or deposited by the Seller or the Servicer hereunder or under any other Transaction Document shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than noon (New York City time) on the day when due in same day funds to the account for each Purchaser maintained by the applicable Purchaser Agent (or such other account as may be designated from time to time by such Purchaser Agent by providing prior written notice to the Seller and the Servicer).  All amounts received after noon (New York City time) will be deemed to have been received on the next Business Day.

(b)               The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

(c)                All computations of interest under clause (b) and all computations of Discount, Fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

Section 1.7              Increased Cost and Reduced Return.

(a)                If, after the date hereof, the Administrator, any Purchaser, Purchaser Agent, Liquidity Provider or Program Support Provider or any of their respective Affiliates (each an “Affected Person”) reasonably determines that the existence of or compliance with: (i) FAS 166/167, (ii) any law, rule, regulation generally accepted account principle or any change therein or in the interpretation or application thereof, or (iii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or adopted or occurring after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables or issue any Letter of Credit or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for both increased costs and maintenance of bargained for yield in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments.  A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

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(b)               If, after the date hereof, due to either: (i) FAS 166/167, (ii) the introduction of or any change in or in the interpretation of any law, regulation or rule or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) issued or adopted or occurring after the date hereof, there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest (or its portion thereof) in respect of which Discount is computed by reference to the Euro-Rate, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for both increased costs and maintenance of bargained for yield.  A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(c)                Within a reasonable time after any Affected Person has actual knowledge that is subject to increased capital requirements or incurs other increased costs pursuant to this Section 1.7, such Affected Person shall notify the Servicer of such fact.

(d)               For the avoidance of doubt, any increase in cost and/or reduction in yield caused by regulatory capital allocation adjustments due to Statements of Financial Accounting Standards Nos. 166 and 167 (or any future statements or interpretations issued by the Financial Accounting Standards Board or any successor thereto) (collectively, “FAS 166/167”) shall be covered by this Section 1.7.

Section 1.8              Requirements of Law.  If, after the date hereof, any Affected Person determines that the existence of or compliance with (a) the introduction of or any change in or in the interpretation of any law, regulation, rule or generally accepted accounting principle or (b) any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made or issued after the date of this Agreement:

(i)         does or shall subject such Affected Person to any increase in the Purchased Interest (or its portion thereof) or in the amount of Capital relating thereto,

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(ii)        does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, Purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate or the Base Rate hereunder, and the result of any of the foregoing is: (1) to increase the cost to such Affected Person of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to, or issuing any Letter of Credit in respect of, the Purchased Interest (or interests therein) or any Portion of Capital, or (2) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable.  All such amounts shall be payable on demand.

Section 1.9              Funding Losses.  The Seller shall compensate each Affected Person, upon written request by such Person, for all losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed by it to fund or maintain any Portion of Capital hereunder at an interest rate determined by reference to the Euro-Rate, less amounts earned on reinvestment of such funds, and any loss sustained by such Person in connection with the re-employment of such funds), which such Affected Person may sustain with respect to funding or maintaining such Portion of Capital at the Euro-Rate if, for any reason, after the applicable request by the Seller to fund or maintain such Portion of Capital at an interest rate determined by reference to the Euro-Rate, such funding or maintenance does not occur on a date specified therefor.

Section 1.10          Taxes.  The Seller agrees that:

(a)        Any and all payments by the Seller under this Agreement and any other Transaction Document shall be made free and clear of and without deduction for any Taxes or Other Taxes; provided, however that such payments shall exclude Excluded Taxes (all such Taxes other than Excluded Taxes shall hereinafter be referred to as “Indemnified Taxes”).  If the Seller shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder to any Purchaser, any Liquidity Provider, Program Support Provider or the Administrator, then the sum payable shall be increased by the amount necessary to yield to such Person (after payment of all Taxes) an amount equal to the sum it would have received had no such deductions been made.

(b)        Whenever any Indemnified Taxes are payable by the Seller, as promptly as possible thereafter, the Seller shall send to the Administrator for its own account or for the account of any Purchaser or any Liquidity Provider or other Program Support Provider, as the case may be, a certified copy of an original official receipt showing payment thereof or such other evidence of such payment as may be available to the Seller and acceptable to the taxing authorities having jurisdiction over such Person.  If the Seller fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to the Administrator the required receipts or other required documentary evidence, the Seller shall indemnify the Administrator and/or any other Affected Person, as applicable, for any incremental Taxes, interest or penalties that may become payable by such party as a result of any such failure.

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(c)        The Seller shall indemnify each Affected Person, within ten days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Affected Party on or with respect to any payment by or on account of any obligation of the Seller hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.10) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  None of Sections 1.7, 1.8, 3.1, 3.2 or 6.4(a) shall apply to Taxes, which shall be governed exclusively by this Section 1.10.

(d)        If an Affected Person determines, in its sole discretion, that it has received a refund or credit of any Taxes or Other Taxes as to which it has been indemnified by the Seller, it shall pay over such refund or credit to the Seller (but only to the extent of indemnity payments made, or additional amounts paid, by the Seller under this Section 1.10 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Affected Person and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund net of any applicable Taxes payable in respect of such interest); provided, that the Seller, upon the request of such Affected Person, agrees to repay the amount paid over to the Seller (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Affected Person in the event such Affected Person is required to repay such refund to such Governmental Authority.  This Section 1.10 shall not be construed to require any Affected Person to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Seller or any other Person.

(e)        If an Affected Person requests indemnification or repayment under this Section 1.10, a certificate describing in reasonable detail such amounts and the basis for such Affected Person’s demand for such amounts shall be submitted to the Seller and the applicable Purchaser Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

(f)         Each Affected Party shall, immediately upon becoming a party hereto, and thereafter upon the reasonable request of the Seller, furnish to the Seller a duly executed and completed copy of Internal Revenue Service Form W-9, W-8 BEN, W-8 ECI or W-8 IMY, or successor forms (as applicable), and such other forms, certificates, statements or documents reasonably requested by Seller as evidence of such Affected Person’s exemption from the withholding of United States tax with respect thereto.  Each Affected Person shall promptly notify the Seller of any change in circumstance which would modify or render invalid any claimed exemption from withholding after such Affected Person’s knowledge thereof.

(g)        Upon the written request of the Seller, any Affected Party claiming or which would be entitled to claim a right to receive payment under this Section 1.10 shall use reasonable efforts to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Affected Party, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 1.10 in the future and (ii) would not subject such Affected Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Party.  The Seller hereby agrees to pay all reasonable costs and expenses incurred by any Affected Party in connection with any such designation or assignment.

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Section 1.11          Inability to Determine Euro-Rate.

(a)                If the Administrator (or any Purchaser Agent) determines before the first day of any Yield Period (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally (i) deposits in dollars (in the relevant amounts for such Yield Period) are not being offered to banks in the interbank eurodollar market for such Yield Period, (ii) adequate means do not exist for ascertaining the Euro-Rate for such Yield Period or (iii) the Euro-Rate does not accurately reflect the cost to any Purchaser (as determined by the related Purchaser or the applicable Purchaser Agent) of maintaining any Portion of Capital during such Yield Period, then the Administrator shall give notice thereof  to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded by the affected Purchaser(s) at the Alternate Rate determined by reference to the Euro-Rate and (b) the Discount for any outstanding Portions of Capital then funded by the affected Purchaser(s) at the Alternate Rate determined by reference to the Euro-Rate shall, on the last day of the then current Yield Period, be converted to the Alternate Rate determined by reference to the Base Rate.

(b)               If, on or before the first day of any Yield Period, the Administrator shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive) that, any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Euro-Rate, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital in respect of such Affected Person shall be funded at the Alternate Rate determined by reference to the Euro-Rate and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Yield Period if such Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate to such day, or (ii) immediately, if such Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate to such day.

Section 1.12          Letters of Credit.

Subject to the terms and conditions hereof, the LC Bank shall issue or cause the issuance of letters of credit (“Letters of Credit”) on behalf of Seller (and, if applicable, on behalf of, or for the account of, any Originator, Patriot or other Affiliate of Patriot in favor of such beneficiaries as such Person may elect); provided, however, that the LC Bank will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance of such Letters of Credit would then cause the sum of (i) the Capital plus (ii) the LC Participation Amount to exceed the Purchase Limit.  The LC Participation Amount shall not exceed in the aggregate, at any time, the aggregate of the Commitments of the LC Bank and the LC Participants set forth beneath such Person’s signature or opposite such Person in either case, in such capacity on Schedule VI hereto or in any assignment or other document pursuant to which it becomes a party hereto in such capacity.  All amounts drawn upon Letters of Credit shall accrue Discount. Letters of Credit that have not been drawn upon shall not accrue Discount.

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Section 1.13          Issuance of Letters of Credit.

(a)                The Seller may request the LC Bank, upon two (2) Business Days’ prior written notice submitted on or before 11:00 a.m., New York time, to issue a Letter of Credit by delivering to the Administrator, the LC Bank’s form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Annex G attached hereto and a Purchase Notice, in the form of Annex B attached hereto, in each case completed to the satisfaction of the Administrator and the LC Bank; and, such other certificates, documents and other papers and information as the Administrator may reasonably request.  The Seller also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrator upon any amendment, extension or renewal of any Letter of Credit.

(b)               Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than seven (7) days prior to the Facility Termination Date.  Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank.

(c)                The Administrator shall promptly notify the LC Bank, at its address for notices hereunder, and each LC Participant of the request by the Seller for a Letter of Credit hereunder, and shall provide the LC Bank with the Letter of Credit Application delivered to the Administrator by the Seller pursuant to paragraph (a), above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after 11:00 a.m., New York time, on such day, on the next Business Day.

Section 1.14          Requirements For Issuance of Letters of Credit.

The Seller shall authorize and direct the LC Bank to name the Seller as the “Applicant” or “Account Party” of each Letter of Credit.

Section 1.15          Disbursements, Reimbursement.

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(a)                Immediately upon the issuance of each Letter of Credit, each LC Participant shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such LC Participant’s Pro Rata Share of the face amount of such Letter of Credit and the amount of such drawing, respectively.

(b)               In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrator and the Seller of such request.  Provided that it shall have received such notice, the Seller shall reimburse (such obligation to reimburse the LC Bank shall sometimes be referred to as a “Reimbursement Obligation”) the LC Bank prior to 12:00 p.m., New York time, on each date that an amount is paid by the LC Bank under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by the LC Bank.  In the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit by 12:00 p.m., New York time, on the Drawing Date, the LC Bank will promptly notify each LC Participant thereof, and the Seller shall be deemed to have requested that a Funded Purchase be made by the LC Bank and the LC Participants to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Purchase Limit.  Any notice given by the LC Bank pursuant to this Section may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c)                Each LC Participant shall upon any notice pursuant to subclause (b) above make available to the LC Bank an amount in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the LC Participants shall  each be deemed to have made a Funded Purchase in that amount.  If any LC Participant so notified fails to make available to the LC Bank the amount of such LC Participant’s Pro Rata Share of such amount by no later than 2:00 p.m., New York time on the Drawing Date, then interest shall accrue on such LC Participant’s obligation to make such payment, from the Drawing Date to the date on which such LC Participant makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Capital on and after the fourth day following the Drawing Date.  The LC Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the LC Bank to give any such notice on the Drawing Date or in sufficient time to enable any LC Participant to effect such payment on such date shall not relieve such LC Participant from its obligation under this subclause (c), provided that such LC Participant shall not be obligated to pay interest as provided in this subclauses (i) and (ii) above until and commencing from the date of receipt of notice from the LC Bank or the Administrator of a drawing.  Each LC Participant’s Commitment shall continue until the last to occur of any of the following events:  (A) the LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Seller) have been fully reimbursed for all payments made under or relating to Letters of Credit.

Section 1.16          Repayment of Participation Advances.

(a)                Upon (and only upon) receipt by the LC Bank for its account of immediately available funds from or for the account of the Seller (i) in reimbursement of any payment made by the LC Bank under a Letter of Credit with respect to which any LC Participant has made a participation advance to the LC Bank, or (ii) in payment of Discount on the Funded Purchases made or deemed to have been made in connection with any such draw, the LC Bank will pay to each LC Participant, ratably (based on the outstanding drawn amounts funded by each such LC Participant in respect of such Letter of Credit), in the same funds as those received by the LC Bank; it being understood, that the LC Bank shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any LC Participant.

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(b)               If the LC Bank is required at any time to return to the Seller, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Seller to the LC Bank pursuant to this Agreement in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each LC Participant shall, on demand of the LC Bank, forthwith return to the LC Bank the amount of its Pro Rata Share of any amounts so returned by the LC Bank plus interest at the Federal Funds Rate.

Section 1.17          Documentation.

The Seller agrees to be bound by the terms of the Letter of Credit Application and by the LC Bank’s reasonable interpretations of any Letter of Credit issued for the Seller and by the LC Bank’s written regulations and customary practices relating to letters of credit, though the LC Bank’s interpretation of such regulations and practices may be different from the Seller’s own.  In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Seller’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 1.18          Determination to Honor Drawing Request.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 1.19          Nature of Participation and Reimbursement Obligations.

Each LC Participant’s obligation in accordance with this Agreement to make participation advances as a result of a drawing under a Letter of Credit, and the obligations of the Seller to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I  under all circumstances, including the following circumstances:

(i)                  any set-off, counterclaim, recoupment, defense or other right which such LC Participant may have against the LC Bank, the Administrator, any Purchaser, the Seller or any other Person for any reason whatsoever;

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(ii)                the failure of the Seller or any other Person to comply with the conditions set forth in this Agreement for the making of a purchase, reinvestments, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of participation advances hereunder;

(iii)               any lack of validity or enforceability of any Letter of Credit;

(iv)              any claim of breach of warranty that might be made by the Seller, the LC Bank or any LC Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Seller, the LC Bank or any LC Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the LC Bank, any LC Participant, any Purchaser or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Seller or any Subsidiaries of the Seller or any Affiliates of the Seller and the beneficiary for which any Letter of Credit was procured);

(v)                the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrator or the LC Bank has been notified thereof;

(vi)              payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

(vii)             the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)           any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of  Credit in the form requested by the Seller, unless the LC Bank has received written notice from the Seller of such failure within three Business Days after the LC Bank shall have furnished the Seller a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)              any Material Adverse Effect on the Seller, any Originator or any Affiliates thereof;

(x)                any breach of this Agreement or any Transaction Document by any party thereto;

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(xi)              the occurrence or continuance of an Insolvency Proceeding with respect to the Seller, any Originator or any Affiliate thereof;

(xii)             the fact that a Termination Event or an Unmatured Termination Event shall have occurred and be continuing;

(xiii)           the fact that this Agreement or the obligations of Seller or Servicer hereunder shall have been terminated; and

(xiv)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 1.20          Indemnity.

            In addition to other amounts payable hereunder, the Seller hereby agrees to protect, indemnify, pay and save harmless the Administrator, the LC Bank, each LC Participant and any of the LC Bank’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including Attorney Costs) which the Administrator, the LC Bank, any LC Participant or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except to the extent resulting from (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

Section 1.21          Liability for Acts and Omissions.

            As between the Seller, on the one hand, and the Administrator, the LC Bank, the LC Participants and the Purchasers, on the other, the Seller assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the respective foregoing, none of the Administrator, the LC Bank, the LC Participants or any Purchaser shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Seller against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Seller and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any

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messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrator, the LC Bank, the LC Participants and the Purchasers, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall the Administrator, the LC Bank, the LC Participants, the Purchasers or their respective Affiliates, be liable to the Seller or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

            Without limiting the generality of the foregoing, the Administrator, the LC Bank, the LC Participants and the Purchasers and each of its Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of  Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrator, the LC Bank, the LC Participants, the Purchasers or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

            In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the LC Bank under any resulting liability to the Seller, any LC Participant or any other Person, unless such LC Bank shall have acted with gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction,.

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Section 1.22          Extension of Termination Date.  The Seller may advise the Administrator and each Purchaser Agent in writing of its desire to extend the Scheduled Termination Date, provided such request is made not more than 60 days prior to, and not less than 30 days prior to, the then current Scheduled Commitment Termination Date with respect to any Purchaser.  In the event that the Purchasers are agreeable to such extension, the Administrator shall so notify the Seller in writing (it being understood that each Purchaser may accept or decline such a request in its sole discretion and on such terms as it may elect) not less than 15 days prior to the then current Scheduled Commitment Termination Date of such Purchaser and the Seller, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the accepting Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the accepting Purchasers, the Administrator and the Purchaser Agents in connection therewith (including reasonable Attorneys’ Costs) shall be paid by the Seller.  In the event any Purchaser declines the request for such extension, such Purchaser (or the applicable Purchaser Agent on its behalf) shall so notify the Administrator and the Administrator shall so notify the Seller of such determination; provided, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the applicable Purchasers shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller, in writing, of their agreement to accept the requested extension; provided, further, that the failure of one or more Purchasers to accept the Seller’s request to extend the Scheduled Commitment Termination Date shall not affect the right of the other Purchasers to accept such request (it being understood that if any such Purchaser does not accept such extension request, then the Purchase Limit shall be reduced by an amount equal to the Commitment of such declining Purchaser).

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS

Section 2.1              Representations and Warranties; Covenants.  Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

Section 2.2              Termination Events.  If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

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Section 2.3              Seller’s Rights upon Termination.  Upon the date following the Facility Termination Date when the Aggregate Capital and Aggregate Discount and all other amounts due and owing from the Seller to the Purchasers, the Purchaser Agents, the Administrator, the Servicer and each other Affected Person under this Agreement and each of the other Transaction Documents shall have been finally paid in full, the Administrator (on behalf of the Purchasers) shall release, assign and convey, as applicable, to the Seller or its designee, without representation or warranty, but free and clear of any Adverse Claims, all right, title and interest in the Pool Receivables, as applicable, and all other Pool Assets.  The Administrator, at the expense of the Seller, shall authorize, execute and deliver, as applicable, proper financing statements and all other instruments and documents as are prepared and requested by the Seller which are necessary to vest in the Seller all right, title and interest in the Pool Receivables and other Pool Assets free and clear of any Adverse Claim.

ARTICLE III

INDEMNIFICATION

Section 3.1              Indemnities by the Seller.  Without limiting any other rights any such Person may have hereunder or under applicable law, the Seller hereby indemnifies and holds harmless, on an after-tax basis, the Administrator, each Purchaser Agent, each Liquidity Provider, each Program Support Provider and each Purchaser and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, penalties, taxes, costs and expenses (including reasonable Attorney Costs) (all of the foregoing collectively, the “Indemnified Amounts”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Purchased Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney-in-fact for the Seller or any Originator hereunder or under any other Transaction Document), whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Amounts to the extent (a) a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to any Originator, the Seller or the Servicer for uncollectible Receivables or (c) such Indemnified Amounts include taxes imposed or based on, or measured by, the gross or net income or receipts of such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized (or any political subdivision thereof); provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of any Indemnified Party to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder.  Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b) and (c) of the previous sentence, the Seller shall indemnify each Indemnified Party for Indemnified Amounts (including losses in respect of uncollectible Receivables, regardless, for purposes of these specific matters, whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:

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(i)                  the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in any Servicer Report to be true and correct, or the failure of any other information provided to any Purchaser, Purchaser Agent or the Administrator with respect to the Receivables or this Agreement to be true and correct

(ii)                the failure of any representation or warranty or statement made or deemed made by the Seller (or any employee, officer or agent of the Seller) under or in connection with this Agreement , any other Transaction Document any Servicer Report or any other information or report delivered by or on behalf of the Seller pursuant hereto to have been true and correct as of the date made or deemed made in all respects;

(iii)               the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or related Contract with any such applicable law, rule or regulation;

(iv)              the failure of the Seller to vest and maintain vested in the Administrator, for the benefit of the Purchasers, a first priority perfected ownership or security interest in the Pool Receivables and the other related property conveyed hereunder, free and clear of any Adverse Claim;

(v)                any commingling of funds to which the Administrator or any Purchaser is entitled hereunder with any other funds prior to any distribution pursuant to this Agreement;

(vi)              the failure to have filed, or any delay in filing, financing statements (including fixture filings and as extracted collateral filings) or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any Purchase or at any subsequent time;

(vii)             any failure of a Lock-Box Bank or Collection Account Bank to comply with the terms of the applicable Lock-Box Agreement or Collection Account Agreement;

(viii)           any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or relating to collection activities (if such collection activities were performed by the Seller or any of its Affiliates acting as the Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates) with respect to such Receivable) or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

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(ix)              any failure of the Seller (or any of its Affiliates acting as Servicer), to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

(x)                any action taken by the Administrator as attorney-in-fact for the Seller or any Originator pursuant to this Agreement or any other Transaction Document;

(xi)              any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;

(xii)             any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of the Transaction Documents.

Section 3.2              Indemnities by the Servicer.  Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in a Servicer Report to be true and correct in any material respect, or the failure of any other information provided to such Indemnified Party in connection with this Agreement and the other Transaction Documents by, or on behalf of, the Servicer to be true and correct in any material respect, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made in all material respects when made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor (other than as a result of a discharge in bankruptcy with respect to such Obligor) to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities of the Servicer with respect to such Receivable or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party.  Indemnification pursuant to this Section shall be payable directly by the Servicer and shall not be payable from the Receivables or the other Pool Assets.

ARTICLE IV

ADMINISTRATION AND COLLECTIONS

Section 4.1              Appointment of the Servicer.

(a)                The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Administrator gives notice to Patriot (in accordance with this Section 4.1) of the designation of a new Servicer, Patriot is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents) designate as Servicer any Person (including itself) to succeed Patriot or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

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(b)               Upon the designation of a successor Servicer as set forth in clause (a), Patriot agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and Patriot shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

(c)                Patriot acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each member in each Purchaser Group have relied on Patriot’s agreement to act as Servicer hereunder. Accordingly, Patriot agrees that it will not voluntarily resign as Servicer.

(d)               The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and each Purchaser Group shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator or an Affiliate thereof, the Administrator and the Majority Purchaser Agents shall have consented in writing in advance to such delegation.

Section 4.2              Duties of the Servicer.

(a)                The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside, for the account of each Purchaser Group, the amount of the Collections to which each such Purchaser Group is entitled in accordance with Article I.  The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Pool Receivable (but not beyond 30 days) and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments permitted under the Credit and Collection Policy or as required under applicable laws, rules or regulations or the applicable Contract; provided, however, that, for purposes of this Agreement: (i) such action shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Administrator or any member of any Purchaser Group under this Agreement and (iii) if a Termination Event has occurred and is continuing and Patriot or an Affiliate thereof is serving as the Servicer, Patriot or such Affiliate may make such extension or adjustment only upon the prior approval of the Administrator (with the consent of the Majority Purchaser Agents).  The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of each Purchaser Group), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable.  Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is Patriot or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.

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(b)               The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if Patriot or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections.  The Servicer, if other than Patriot or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c)                The Servicer’s obligations hereunder shall terminate on the later of: (i) the Facility Termination Date, (ii) the date on which no Capital or Discount in respect of the Purchased Interest shall be outstanding, and (iii) the date the LC Participation Amount is cash collateralized in full and on which all amounts required to be paid to the Purchaser Agents, each Purchaser, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

After such termination, if Patriot or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

Section 4.3              Account Arrangements.

(a)                Prior to the Closing Date, the Seller shall have entered into (i) Lock-Box Agreements with all of the Lock-Box Banks and (ii) a Collection Account Agreement with all of the Collection Account Banks and delivered original counterparts of each to the Administrator.  Each of the Lock-Box Accounts and the Collection Accounts shall be used for the purpose of receiving Collections as described herein and in the other Transaction Documents.  Upon the occurrence and continuation of a Termination Event or Unmatured Termination Event, the Administrator may, with the consent of the Majority Purchaser Agents, or shall, upon the direction of the Majority Purchaser Agents, at any time thereafter give notice to each Lock-Box Bank and Collection Account Bank that the Administrator is exercising its rights under the Lock-Box Agreements or the Collection Account Agreements, as the case may be, to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts and/or the Collection Accounts transferred to the Administrator (for the benefit of the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts and/or the Collection Accounts redirected pursuant to the Administrator’s instructions rather than deposited in the applicable Lock-Box Account and/or the Collection Accounts, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement and Collection Account Agreement.  The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller and the Servicer hereby further agree to take any other action that the Administrator or any Purchaser Agent may reasonably request to transfer such control.  Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator.  The parties hereto hereby acknowledge that if at any time the Administrator exercises its right to take control of any Lock-Box Account and/or any Collection Account, as the case may be, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, any member of any Purchaser Group, any Indemnified Party or any other Affected Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder).

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(b)               Prior to the occurrence and continuation of a Termination Event or Unmatured Termination Event, all funds in a Collection Account during any Yield Period may be invested, by or at the direction of the Servicer, in Permitted Investments, so long as (i) either (A) such Permitted Investments are credited to a “securities account” (as defined in the applicable UCC) over which the Administrator (for the benefit of the Purchasers) shall have a first priority perfected security interest, (B) such Permitted Investments are purchased in the name of the Administrator (for the benefit of the Purchasers) or (C) such Permitted Investments are held in another manner sufficient to establish the Administrator’s first priority perfected security interest over such Permitted Investments and (ii) such Permitted Investments are scheduled to mature prior to the last day of each successive Yield Period following such investment.  All income and gain or loss realized from any such investment shall be credited or debited (as applicable) to the applicable Collection Account.  The Administrator shall have no obligation to reimburse any Collection Account for any losses realized by reason of such investments.

Section 4.4              Enforcement Rights.

(a)                At any time following the occurrence and during the continuation of a Termination Event:

(i)                  the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,

(ii)                the Administrator may instruct the Seller or the Servicer to give notice of the Purchasers’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of such Purchasers), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors,

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(iii)               the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee, and

(iv)              the Administrator may collect any amounts due from any Originator under the Sale Agreement.

(b)               The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, after the occurrence and during the continuation of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 4.5              Responsibilities of the Seller.

(a)                Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, the Purchaser Agents or the Purchasers of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Administrator, the Purchaser Agents or any of the Purchasers shall have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, Servicer or Patriot hereunder or under any other Transaction Document or under the related Contracts or the obligations of any Originator under the Sale Agreement or any other Transaction Document or the related Contracts.

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(b)               Patriot hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Patriot shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Patriot conducted such data-processing functions while it acted as the Servicer.

Section 4.6              Servicing Fee.

(a)                Subject to clause (b), the Servicer shall be paid a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables.  The Purchasers’ Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller’s Share of such fee shall be paid directly by the Seller.

(b)               If the Servicer ceases to be Patriot or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

Section 4.7              Annual Servicing Report of Independent Public Accountants.  In addition to and without limiting any reports required to be provided by it in Exhibit IV hereto, the Servicer shall (or shall cause) the following reports to be provided:

(a)                On or before March 31 of each calendar year, commencing October 31, 2010, the Servicer shall cause a firm approved by the Administrator (who may also render other services to the Servicer or the Seller) to furnish a report (addressed to the Administrator) to the Servicer, the Administrator and each Purchaser Agent, to the effect that they have examined certain documents and records relating to the servicing of Receivables under the Agreement, compared the information contained in the Servicer Reports (delivered pursuant to Section 2(a)(iv) of Exhibit IV to the Agreement), during the period covered by such report with such documents and records and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the terms and conditions as set forth in this Article IV, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

(b)               On or before March 31 of each calendar year, commencing October 31, 2010, the Servicer shall cause a firm approved by the Administrator (who may also render other services to the Servicer or the Seller) to furnish a report (addressed to the Administrator) to the Servicer, the Administrator and each Purchaser Agent to the effect that they have compared the mathematical calculations of each amount set forth in the Servicer Reports (delivered pursuant to Section 2(a)(iv) of Exhibit IV to the Agreement), during the period covered by such report with the Servicer’s computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

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ARTICLE V

THE AGENTS

Section 5.1              Appointment and Authorization.  (a)  Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints Fifth Third Bank as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto.  The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest.  The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator.  The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer.  Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

(b)               Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

(c)                Except as otherwise specifically provided in this Agreement, the provisions of this  Article V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a third‑party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement.  Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent that is not the Purchaser Agent for such Purchaser.

(d)               In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

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Section 5.2              Delegation of Duties.  The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 5.3              Exculpatory Provisions.  None of the Purchaser Agents, the Administrator or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitments of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct.  The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, Servicer, or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II.  The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, Servicer, Originator or any of their Affiliates.

Section 5.4              Reliance by Agents.  (a)  Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator.  Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.

(b)               The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchaser Agents or the Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.

(c)                The Purchasers within each Purchaser Group with a majority of the Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such majority Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s Purchasers.

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(d)               Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

Section 5.5              Notice of Termination Events.  Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Person has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller stating that a Termination Event or Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event.  In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its related Purchasers.  In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator.  The Administrator shall take such action concerning a Termination Event or Unmatured Termination Event as may be directed by the Majority Purchaser Agents unless such action otherwise requires the consent of all  Purchasers, the LC Bank and/or all LC Participants, but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and Purchaser Agents.

Section 5.6              Non-Reliance on Administrator, Purchaser Agents and Other Purchasers.  Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, Patriot, Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable.  Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Patriot, Servicer or the Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document.  Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, Patriot, Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

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Section 5.7              Administrators and Affiliates.  Each of the Purchasers and the Administrator and their Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, equity or other business with the Seller, Patriot, Servicer or any Originator or any of their Affiliates.  With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.

Section 5.8              Indemnification.  Each LC Participant and Related Committed Purchaser agrees to indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and the LC Bank and their respective officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, the Servicer or any Originator and without limiting the obligation of the Seller, the Servicer, or any Originator to do so), ratably (based on its Commitment) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator, the LC Bank or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator, the LC Bank or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction).  Without limiting the generality of the foregoing, each LC Participant agrees to reimburse the Administrator and the LC Bank, ratably according to their Pro Rata Shares, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrator or the LC Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement.

Section 5.9              Successor Administrator.  The Administrator may, upon at least thirty (30) days notice to the Seller and each Purchaser and Purchaser Agent, resign as Administrator.  Such resignation shall not become effective until a successor agent is appointed by the Majority Purchaser Agents and has accepted such appointment.  Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents.  After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

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ARTICLE VI

MISCELLANEOUS

Section 6.1              Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, the LC Bank, the Majority LC Participants and the Majority Purchaser Agents, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, to the extent required by the securitization program of any Uncommitted Purchaser, no such material amendment shall be effective until the Rating Agency Condition shall have been satisfied with respect thereto; provided, further that no such amendment or waiver shall, without the consent of each affected Purchaser, (A) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount, (C) reduce any fees payable to the Administrator, any Purchaser Agent or any Purchaser pursuant to the applicable Purchaser Group Fee Letter, (D) change the amount of Capital of any Purchaser, any Purchaser’s pro rata share of the Purchased Interest or any Related Committed Purchaser’s or LC Participant’s Commitment, (E) amend, modify or waive any provision of the definition of “Majority Purchaser Agents”, “Majority LC Participants” or this Section 6.1, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable,” “Loss Reserve,” “Loss Reserve Percentage,” “Dilution Reserve,” “Dilution Reserve Percentage,” “Yield Reserve,” “Yield Reserve Percentage”, “Special Concentration Limit” or “Termination Event”, (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses, or (I) otherwise materially and adversely affect the rights of any such Purchaser hereunder. No failure on the part of the Purchasers, the Purchaser Agents or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 6.2              Notices, Etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile and email communication) and be personally delivered or sent by facsimile or email, or by overnight mail, to the intended party to the mailing or email address or facsimile number set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or to such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile or email shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

Section 6.3              Successors and Assigns; Participations; Assignments.

(a)                Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Except as otherwise provided herein, neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator, the LC Bank and the Purchaser Agents.  Each of the LC Participants, with the prior written consent of the Administrator, the LC Bank, the Servicer and the Seller (such consent not to be unreasonably withheld, conditioned or delayed), may assign any of its interests, rights and obligations hereunder to an Eligible Assignee; provided, that (i) the Commitment amount to be assigned by any such LC Participant hereunder shall not be less than $5,000,000 and (ii) prior to the effective date of any such assignment, the assignee and assignor shall have executed and delivered to the Administrator and the LC Bank an assignment and acceptance agreement in form and substance satisfactory to the Administrator and the LC Bank. Upon the effectiveness of any such permitted assignment, (i) the assignee thereunder shall, to the extent of the interests assigned to it, be entitled to the interests, rights and obligations of an LC Participant under this Agreement and (ii) the assigning LC Participant shall, to the extent of the interest assigned, be released from any further obligations under this Agreement.

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(b)               Participations.  (i) Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (including any Conduit) (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, however, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document.  Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, the Servicer, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder.  A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.  (ii) Notwithstanding anything contained in paragraph (a) or clause (i) of this Section 6.3, each of the LC Bank and each LC Participant may sell participations in all or any part of any Funded Purchase made by such LC Participant to another bank or other entity so long as (i) no such grant of a participation shall, without the consent of the Seller, require the Seller to file a registration statement with the SEC and (ii) no holder of any such participation shall be entitled to require such LC Participant to take or omit to take any action hereunder except that such LC Participant may agree with such participant that, without such Participant’s consent, such LC Participant will not consent to an amendment, modification or waiver referred to in clauses (i) through (vi) of Section 6.1.  Any such Participant shall not have any rights hereunder or under the Transaction Documents except that such Participant shall have rights under Sections 1.7, 1.8 and 1.9 hereunder as if it were an LC Participant; provided that no such Participant shall be entitled to receive any payment pursuant to such sections which is greater in amount than the payment which the transferor LC Participant would have otherwise been entitled to receive in respect of the participation interest so sold.

(c)                Assignments by Certain Related Committed Purchasers.  Any Related Committed Purchaser may assign to one or more Persons (each a “Purchasing Related Committed Purchaser”), who is reasonably acceptable to the related Purchaser Agent in its sole discretion, any portion of its Commitment pursuant to a supplement hereto, substantially in the form of Annex E with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Related Committed Purchaser, such selling Related Committed Purchaser, such related Purchaser Agent and the Administrator and with the consent of the Seller (provided, that the consent of the Seller shall not be unreasonably withheld or delayed and that no such consent shall be required if a Termination Event or Unmatured Termination Event has occurred and is continuing; provided, further, that no consent of the Seller shall be required if the assignment is made by a Related Committed Purchaser to (1) the Administrator, (2) any other Related Committed Purchaser, (3) any Affiliate of the Administrator or any Related Committed Purchaser, (4) any commercial paper conduit or similar financing vehicle sponsored or administered by such Purchaser and for whom such Purchaser acts as a program support provider or through which (directly or indirectly) such Purchaser does or may fund Purchases hereunder (each, a “Conduit”) or (5) any Program Support Provider).  Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, the Servicer, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Related Committed Purchaser to the selling Related Committed Purchaser of the agreed purchase price, if any, such selling Related Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Related Committed Purchaser shall for all purposes be a Related Committed Purchaser party hereto and shall have all the rights and obligations of a Related Committed Purchaser hereunder to the same extent as if it were an original party hereto.  The amount of the Commitment of the selling Related Committed Purchaser allocable to such Purchasing Related Committed Purchaser shall be equal to the amount of the Commitment of the selling Related Committed Purchaser transferred regardless of the purchase price, if any, paid therefor.  The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Related Committed Purchaser as a “Related Committed Purchaser” and any resulting adjustment of the selling Related Committed Purchaser’s Commitment.

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(d)               Assignments to Liquidity Providers and other Program Support Providers.  Any Uncommitted Purchaser may at any time grant to one or more of its Liquidity Providers or other Program Support Providers, participating interests in its portion of the Purchased Interest.  The Seller agrees that each Liquidity Bank and Program Support Provider of any Uncommitted Purchaser hereunder shall be entitled to the benefits of Section 1.7.

(e)                Other Assignment by Uncommitted Purchasers.  Without limiting the right of any Uncommitted Purchaser to sell or grant interests or participations to its Liquidity Providers and Program Support Providers as described in paragraph (d), above, each party hereto agrees and consents (i) to any Uncommitted Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with a commercial paper program and (ii) to the complete assignment by any Uncommitted Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Uncommitted Purchaser shall be released from all obligations and duties, if any, hereunder; provided, however, that such Uncommitted Purchaser may not, without the prior consent of its Related Committed Purchasers, make any such transfer of its rights pursuant to this paragraph (e) unless the assignee (x) is a Conduit or (y) (i) has as its Purchaser Agent or any Liquidity Bank, the Purchaser Agent or any Liquidity Bank of the assigning Uncommitted Purchaser and (ii) is in the business or funding assets through the issuance (directly or indirectly) of commercial paper notes.  Any assigning Uncommitted Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Uncommitted Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee.  Such Uncommitted Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Uncommitted Purchaser hereunder.  Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Uncommitted Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).

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Section 6.4              Costs, Expenses and Taxes.  (a)  By way of clarification, and not of limitation, of Sections 1.7 or 3.1, the Seller shall pay to the Administrator, for its own account and for the account of each Purchaser Agent and/or any Purchaser, on demand all costs and expenses in connection with (i) the preparation, execution, delivery and administration (including amendments or waivers of any provision) of this Agreement or the other Transaction Documents and other documents to be delivered hereunder or thereunder, (ii) the sale of the Purchased Interest (or any portion thereof), (iii) the perfection (and continuation) of the Administrator’s rights in the Receivables, Collections and other Pool Assets, (iv) the enforcement by the Administrator, any Purchaser Agent or the Purchasers of the obligations of the Seller, the Servicer or the Originators under the Transaction Documents or of any Obligor under a Receivable and (v) the maintenance by the Administrator of the Lock-Box Accounts (and any related lock-box or post office box) and the Collection Accounts, including reasonable fees, costs and expenses of legal counsel for the Administrator and the Purchaser Agents relating to any of the foregoing or to advising the Administrator, any Purchaser Agent, any Purchaser, any Liquidity Provider or any other Program Support Provider about its rights and remedies under any Transaction Document or any related Funding Document and all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Administrator and any Purchaser Agent in connection with the enforcement of the Transaction Documents or any Funding Document and in connection with the administration of the Transaction Documents.  The Seller shall reimburse the Administrator and each Purchaser Agent for the cost of such Person’s auditors (which may be employees of such Person and/or auditors of the Seller) auditing the books, records and procedures of the Seller or the Servicer.  The Seller shall reimburse each Uncommitted Purchaser for any amounts such Uncommitted Purchaser must pay to any Liquidity Provider or other Program Support Provider pursuant to any Funding Document on account of any tax; excluding, however, any net income taxes or franchise taxes based upon net income imposed on any such Person as a result of a present or former connection between such Person and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Person having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the other Transaction Documents or any Liquidity Agreement or Program Support Agreement executed in connection herewith or therewith, or from the interest conveyed hereunder or thereunder in the Receivables and other Pool Assets or in respect of any Contract).  The Seller shall reimburse each Uncommitted Purchaser on demand for all costs and expenses incurred by such Uncommitted Purchaser or any shareholder of such Uncommitted Purchaser in connection with the Transaction Documents or the transactions contemplated thereby, including certain costs related to the auditing of such Uncommitted Purchaser’s books by certified public accountants, the Rating Agencies and fees and out-of-pocket expenses of counsel of the Administrator, the applicable Purchaser Agent or such Uncommitted Purchaser, or any shareholder, or administrator, of such Uncommitted Purchaser for advice relating to such Uncommitted Purchaser’s operation.

1469571 09039541	-38-

(b)               All payments made by the Seller to the Administrator, any Purchaser, Purchaser Agent, Liquidity Provider or other Program Support Provider hereunder shall be made without withholding for or on account of any present or future taxes (other than those imposed or based on the gross or net income or receipts of the recipient by the jurisdiction under the laws of which such Person is organized).  If any such withholding is so required, the Seller shall make the withholding, pay the amount withheld to the appropriate authority before penalties attach thereto or interest accrues thereon and pay such additional amount as may be necessary to ensure that the net amount actually received by such Person free and clear of such taxes (including such taxes on such additional amount) is equal to the amount that such Person would have received had such withholding not been made.  If any such Person pays any such taxes, penalties or interest the Seller shall reimburse such Person for that payment on demand.  If the Seller pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to such Person on whose account such withholding was made (with a copy to the applicable Purchaser Agent if not the recipient of the original) on or before the thirtieth day after payment.

(c)                In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party and Affected Person harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 6.5              No Proceedings; Limitation on Payments.  (a) Each of the Seller, Patriot, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Uncommitted Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the date the latest maturing Note issued by such Uncommitted Purchaser is paid in full.  The provisions of this paragraph shall survive any termination of this Agreement.

(b)               Notwithstanding any provisions contained in this Agreement to the contrary, no Uncommitted Purchaser shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Uncommitted Purchaser has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) such Uncommitted Purchaser could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Uncommitted Purchaser’s securitization program or (y) all Notes are paid in full.  Any amount which such Uncommitted Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Uncommitted Purchaser for any such insufficiency unless and until such Uncommitted Purchaser satisfies the provisions of clauses (i) and (ii) above.  The provisions of this paragraph shall survive any termination of this Agreement.

1469571 09039541	-39-

Section 6.6              GOVERNING LAW AND JURISDICTION.

(a)                THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b)               ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 6.7              Confidentiality.  Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, and (b) the Seller’s and the Servicer’s legal counsel and auditors.  Unless otherwise required by applicable law, rules or regulations, each of the Administrator, the Purchaser Agents and the Purchasers agree to maintain the confidentiality of non-public financial information regarding the Seller, the Servicer and the Originators, in communications with third parties and otherwise; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Servicer, (ii) legal counsel and auditors of the Purchasers, the Purchaser Agents or the Administrator, (iii) if applicable, the rating agencies rating the Notes of any Uncommitted Purchaser, (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agency placing the Notes and (vi) any regulatory authorities having jurisdiction over the Administrator, the Purchaser Agents, any Purchaser, any Program Support Provider or any Liquidity Provider.

1469571 09039541	-40-

Section 6.8              Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

Section 6.9              Survival of Termination.  The provisions of Sections 1.7, 1.8, 1.9, 1.10, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.15 shall survive any termination of this Agreement.

Section 6.10          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 6.11          Sharing of Recoveries.  Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery.  If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 6.12          Right of Setoff.  Each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured).

1469571 09039541	-41-

Section 6.13          Entire Agreement.  This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 6.14          Headings.  The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 6.15          Purchaser Groups’ Liabilities.  The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1469571 09039541	-42-

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PATRIOT COAL RECEIVABLES (SPV) LTD., as Seller

By: /s/ Robert L. Mead_____________________________

Name: Robert L. Mead_____________________________

Title:  Vice President and Treasurer_____________________

Address:     12312 Olive Blvd.

                  Suite 400

                  St. Louis, MO 63141

            Attention: Robert L. Mead

            Telephone: (314) 275-3690

            Facsimile: (314) 275-3658

1469571 09039541	S-1	Receivables Purchase Agreement

PATRIOT COAL CORPORATION, as Servicer

By:   /s/ Robert L. Mead____________________________

Name:  Robert L. Mead_____________________________

Title:  Vice President and Treasurer_____________________

Address:     12312 Olive Blvd.

                  Suite 400

                  St. Louis, MO 63141

            Attention: Robert L. Mead

            Telephone: (314) 275-3690

            Facsimile: (314) 275-3658

1469571 09039541	S-2	Receivables Purchase Agreement

THE PURCHASER GROUPS:

FIFTH THIRD BANK, as an Uncommitted Purchaser

By: /s/ Andrew D. Jones_____________________________

Name:  Andrew D. Jones

Title:  Vice President

Address for notice:

Fifth Third Bank – Asset Securitization Group

38 Fountain Square Plaza, MD 109046

Cincinnati, OH 45202

Attention: Andrew D. Jones

Telephone: (513) 534-0836

Facsimile: (513) 534-0319

Email: andrew.jones@53.com

with a copy to:

Fifth Third Bank – Asset Securitization Group

38 Fountain Square Plaza, MD 109046

Cincinnati, OH 45202

Attention: Charissa Toole

Telephone: (513) 534-3799

Facsimile: (513) 534-0319

Email: charissa.toole@53.com

1469571 09039541	S-3	Receivables Purchase Agreement

FIFTH THIRD BANK, as a Related Committed Purchaser for Fifth Third Bank

By: /s/ Andrew D. Jones_____________________________

Name: Andrew D. Jones

Title:  Vice President

Address for notice:

Fifth Third Bank – Asset Securitization Group

38 Fountain Square Plaza, MD 109046

Cincinnati, OH 45202

Attention: Andrew D. Jones

Telephone: (513) 534-0836

Facsimile: (513) 534-0319

Email: andrew.jones@53.com

with a copy to:

Fifth Third Bank – Asset Securitization Group

38 Fountain Square Plaza, MD 109046

Cincinnati, OH 45202

Attention: Charissa Toole

Telephone: (513) 534-3799

Facsimile: (513) 534-0319

Email: charissa.toole@53.com

Commitment:  $75,000,000

1469571 09039541	S-4	Receivables Purchase Agreement

FIFTH THIRD BANK, as Purchaser Agent for the Fifth Third Bank Purchaser Group

By:  /s/ Andrew D. Jones_____________________________

Name: Andrew D. Jones

Title:  Vice President

Address for notice:

Fifth Third Bank – Asset Securitization Group

38 Fountain Square Plaza, MD 109046

Cincinnati, OH 45202

Attention: Andrew D. Jones

Telephone: (513) 534-0836

Facsimile: (513) 534-0319

Email: andrew.jones@53.com

with a copy to:

Fifth Third Bank – Asset Securitization Group

38 Fountain Square Plaza, MD 109046

Cincinnati, OH 45202

Attention: Charissa Toole

Telephone: (513) 534-3799

Facsimile: (513) 534-0319

Email: charissa.toole@53.com

1469571 09039541	S-5	Receivables Purchase Agreement

FIFTH THIRD BANK, as the LC Bank and LC Participant

By:  /s/ Andrew D. Jones_____________________________

Name: Andrew D. Jones

Title:  Vice President

Address for notice:

Fifth Third Bank – Asset Securitization Group

38 Fountain Square Plaza, MD 109046

Cincinnati, OH 45202

Attention: Andrew D. Jones

Telephone: (513) 534-0836

Facsimile: (513) 534-0319

Email: andrew.jones@53.com

with a copy to:

Fifth Third Bank – Asset Securitization Group

38 Fountain Square Plaza, MD 109046

Cincinnati, OH 45202

Attention: Charissa Toole

Telephone: (513) 534-3799

Facsimile: (513) 534-0319

Email: charissa.toole@53.com

Commitment:  $60,000,000

1469571 09039541	S-6	Receivables Purchase Agreement

FIFTH THIRD BANK, as Administrator

By:  /s/ Andrew D. Jones___________________________

Name:  Andrew D. Jones

Title:  Vice President

Address for notice:

Fifth Third Bank – Asset Securitization Group

38 Fountain Square Plaza, MD 109046

Cincinnati, OH 45202

Attention: Andrew D. Jones

Telephone: (513) 534-0836

Facsimile: (513) 534-0319

Email: andrew.jones@53.com

with a copy to:

Fifth Third Bank – Asset Securitization Group

38 Fountain Square Plaza, MD 109046

Cincinnati, OH 45202

Attention: Charissa Toole

Telephone: (513) 534-3799

Facsimile: (513) 534-0319

Email: charissa.toole@53.com

1469571 09039541	S-7	Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS

            As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

            “Administrator” has the meaning set forth in the preamble to the Agreement.

            “Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Purchasers ) shall not constitute an Adverse Claim for purposes of this Agreement or the other Transaction Documents.

            “Affected Person” has the meaning set forth in Section 1.7 of the Agreement.

            “Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Uncommitted Purchaser, Affiliate shall mean the holder of its capital stock or membership interest, as the case may be.  For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

            “Aggregate Capital” means the amount paid to the Seller in respect of the Purchased Interest or portion thereof by all Purchasers pursuant to the Agreement, as reduced from time to time by Collections distributed and applied on account of such Aggregate Capital pursuant to Section 1.4(d) of the Agreement; provided, that if such Aggregate Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or has otherwise been returned for any reason, such Aggregate Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

            “Aggregate Discount” at any time, means the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser’s Capital at such time.

            “Agreement” has the meaning set forth in the preamble to the Agreement.

         “Alternate Rate” for any Yield Period for any Capital (or portion thereof) funded by any Purchaser other than through the issuance of Notes, means an interest rate per annum equal to the Euro-Rate;  provided, that the “Alternate Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the sum of (x) 2.0% plus (y) the greater of (i) the Euro-Rate in effect on such day and (ii) the Base Rate in effect on such day.

1469571 09039541	I-1

            “AMACAR” means AMACAR GP Inc., a Delaware corporation.

            “AMACAR Owner” means AMACAR in its capacity as equity owner of the Seller pursuant to the Seller’s operating agreement and related management agreement, each in form and substance reasonably satisfactory to the Administrator and relating to the creation of the Seller in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

            “A/R Prepayment Account” means an account established at any applicable Originator for the purpose of receiving payments by an Obligor in respect of any Receivables or other obligations due or payable or which may become due or payable by such Obligor to such Originator.

            “Assumption Agreement” means an agreement substantially in the form set forth in Annex C to the Agreement.

            “Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

            “Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

            “Base Rate” means, with respect to any Purchaser, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a)        the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent (or applicable Related Committed Purchaser) as its “prime rate”, “base rate”, “reference rate” or similarly described rate, which may not necessarily be the lowest rate offered by such Person, and

(b)        0.50% per annum above the latest Federal Funds Rate.

            “Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York, and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate, dealings are carried out in the London interbank market.

            “Capital” means with respect to any Purchaser, the amount paid to the Seller in respect of the Purchased Interest by such Purchaser pursuant to the Agreement (including such Purchaser’s pro rata share of the aggregate amount of all unreimbursed draws deemed to be Funded Purchases pursuant to Section 1.2(e)), as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or has otherwise been returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

1469571 09039541	I-2

            “Change in Control” means that (a) Patriot ceases to own, directly or indirectly, 100% of the capital stock or membership interest, as the case may be, of any Originator or, if Patriot is not the Servicer, the Servicer, free and clear of any Adverse Claim (other than the pledge of any such interest therein in favor of the lenders or any agent for the lenders under the Credit Agreement), (b) the AMACAR Owner, Patriot or an Affiliate of Patriot ceases to own, directly or indirectly, 100% of the membership interests of the Seller, free and clear of all Adverse Claims (other than the pledge by Patriot and its Affiliates of any such interest therein in favor of the lenders or any agent for the lenders under the Credit Agreement), (c) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of 20% or more of the outstanding voting stock of the Performance Guarantor or (d) a “Change in Control” (as such term is defined in the Credit Agreement) shall have occurred.

            “Closing Date” means March 2, 2010.

            “Coal Purchase Agreement” means each agreement in substantially the form attached as Schedule VII to the Sale Agreement.

            “Collection Account” means each account listed on Schedule II hereto and maintained at a Collection Account Bank for the purpose of receiving Collections from Obligors, the Lock-Box Accounts and/or as otherwise described in the Agreement and the other Transaction Documents.

            “Collection Account Agreement” means an account control agreement among the Seller, the Servicer, the Administrator and a Collection Account Bank, in form and substance reasonably satisfactory to the Administrator, relating to a Collection Account, as such agreement may be amended, supplemented or otherwise modified from time to time.

            “Collection Account Bank” means each bank (consented to in writing by the Administrator), at which a Collection Account is maintained, and any successor bank, in such capacity consented to in writing by the Administrator pursuant to the terms hereof.

            “Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, Patriot, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections and (c) all other proceeds of such Pool Receivable.

            “Commitment” means, with respect to each Related Committed Purchaser, LC Participant or LC Bank, as applicable, the maximum amount which such Purchaser is obligated to pay hereunder on account of all Funded Purchases and all drawings under all Letters of Credit, on a combined basis, as set forth below its signature to this Agreement or in the Assumption Agreement or Transfer Supplement or other agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(c) or in connection with a change in the Purchase Limit pursuant to Section 1.1(b).  For the avoidance of doubt, in no event shall the sum of aggregate Commitments of all Purchasers in a Purchaser Group exceed such Purchaser Group’s Group Commitment.

1469571 09039541	I-3

            “Commitment Percentage” means, for each Related Committed Purchaser or related LC Participant in a Purchaser Group, such Related Committed Purchaser’s or related LC Participant’s, as the case may be, Commitment divided by the total of all Commitments of all Related Committed Purchasers or related LC Participants, as the case may be, in such Purchaser Group.

            “Company Note” has the meaning set forth in Section 3.1 of the Sale Agreement.

“Concentration Limit” shall mean:

(a)        (i) for any Group A Obligor, 25%, (ii) for any Group B Obligor, 20%, (iii) for any Group C Obligor, 10% and (iv) for any Group D Obligor, 5%; and

(b)        notwithstanding that an Obligor may fall within one of the categories set forth in paragraph (a) above, such other amount for any Obligor as set forth on Schedule V or Schedule VII hereto or otherwise specified in the discretion of the Administrator (with the consent or at the direction of the Purchaser Agents, and subject to the satisfaction of the Rating Agency Condition) in writing to the Seller and the Servicer; it being understood that the Administrator (with the consent or at the direction of the Purchaser Agents) in the good faith exercise of its credit judgment may, at any time, by notice to the Seller and the Servicer, reduce the Concentration Limit for any Obligor.

            “Conduit” has the meaning set forth in Section 6.3(c) of the Agreement.

            “Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

            “CP Rate” means, for any Purchaser and for any Yield Period for any Portion of Capital to the extent such Purchaser is funding such Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Uncommitted Purchaser, other borrowings by such Uncommitted Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Purchaser Agent to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Uncommitted Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Yield Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in the Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to the Purchasers in respect of Discount for any Yield Period with respect to any Portion of Capital funded by such Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Uncommitted Purchaser in an Assumption Agreement or Transfer Supplement pursuant to which such Person becomes a party as an Uncommitted Purchaser to the Agreement, or any other writing or agreement provided by such Uncommitted Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time.

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            “Credit Agreement” means that certain Credit Agreement, dated October 31, 2007, among Patriot, as the borrower, Bank of America, N.A., as administrative agent, swing line lender and l/c issuer, the other lenders party thereto, Banc of America Securities LLC, as sole lead arranger and sole book manager, Bank of America, N.A., as syndication agent and Fifth Third Bank, Sovereign Bank and U.S. Bank National Association, as co-documentation agents, as amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, provided that, if Fifth Third Bank ceases to be a lender thereunder, each reference to any provision of the Credit Agreement shall mean such provision as in effect immediately prior to the date Fifth Third Bank ceased to be a lender thereunder.

            “Credit and Collection Policy” means, as the context may require, the receivables credit and collection policy of each Originator and of Patriot in effect on the date of the Agreement and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

            “Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(i) the aggregate credit sales made by the Originators during the three calendar months ended on the last day of such calendar month divided by (ii) 90.

“Debt” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business), (e) all guarantees by such Person of Debt of others, (f) all capital lease obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Debt of such Person is being determined, in respect of outstanding swap agreements, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (i) the principal component of all obligations of such

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person in respect of bankers’ acceptances.  The Debt of any person shall include the Debt of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Debt expressly limits the liability of such person in respect thereof.

            “Declining Uncommitted Purchaser” has the meaning set forth in Section 1.4(b)(ii) of the Agreement.

            “Declining Notice” has the meaning set forth in Section 1.4(b)(ii) of the Agreement.

            “Deemed Collections” has the meaning set forth in Section 1.4(e)(ii) of the Agreement.

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such calendar month, by (b) the aggregate credit sales made by the Originators during the calendar month that is four calendar months prior to such calendar month.

“Defaulted Receivable” means a Receivable:

(a)        as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment, or

(b)        without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or (ii) that remains unpaid for less than or equal to 60 days from the original due date for such payment and has been written off the Seller’s books as uncollectible.

            “Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

            “Delinquent Receivable” means a Receivable (other than a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for more than 60 days from the date of the invoice giving rise to such Receivable.

            “Dilution” means, at any time, the aggregate reduction in the Outstanding Balance of Receivables as a result of any reduction or adjustment with respect to any Receivables of the type described in Section 1.4(e)(i) of the Agreement.

            “Dilution Horizon Ratio” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%) computed as of the last day of such calendar month of: (a) the aggregate credit sales made by all the Originators during the most recent calendar month, to (b) the Net Receivables Pool Balance at the last day of such calendar month.

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            “Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of Dilutions that occurred during such calendar month by (b) the aggregate credit sales related to Receivables made by all of the Originators during the calendar month that is one month prior to such calendar month.

“Dilution Reserve” means, on any day, an amount equal to: (a) the sum of the Aggregate Capital plus the LC Participation Amount at the close of business of the Servicer on such day multiplied by (b) (i) the Dilution Reserve Percentage on such day, divided by (ii) 100% minus the Dilution Reserve Percentage on such day.

“Dilution Reserve Percentage” means on any date, the product of (a) the Dilution Horizon Ratio multiplied by (b) the sum of (i) the product of (x) 2.0 multiplied by (y) the Dilution Ratio plus (ii) the Dilution Spike.

            “Dilution Spike” means, for any calendar month, the highest Dilution Ratio for any calendar month during the twelve most recent calendar months.

            “Discount” means with respect to any Purchaser:

(a)        for any Portion of Capital for any Yield Period with respect to any Purchaser to the extent such Portion of Capital will be funded by such Purchaser during such Yield Period through the issuance of Notes:

CPR x C x AD/360 + YPF

(b)        for any Portion of Capital for any Yield Period with respect to any Uncommitted Purchaser that is a commercial paper conduit or similar special purpose vehicle to the extent such Portion of Capital will not be funded by such Uncommitted Purchaser during such Yield Period through the issuance of Notes or, to the extent the LC Bank and/or any LC Participant has made a Funded Purchase, in connection with any drawing under a Letter of Credit, which accrues Discount pursuant to Section 1.2(e) of the Agreement:

AR x C x AD/Year + YPF

(c)        for any Portion of Capital for any Yield Period with respect to any Committed Purchaser to the extent such Portion of Capital will not be funded by such Committed Purchaser during such Yield Period through the issuance of Notes:

ER x C x AD/Year + YPF

where:

AD       =          the actual number of days during such Yield Period,

AR       =          the Alternate Rate for such Portion of Capital for such Yield Period with respect to such Purchaser,

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C         =          the Capital with respect to such Portion of Capital during such Yield Period with respect to such Purchaser,

CPR     =          the CP Rate for the Portion of Capital for such Yield Period with respect to such Purchaser,

ER       =          the Euro-Rate for such Portion of Capital for such Yield Period with respect to such Purchaser,

Year     =          if such Portion of Capital is funded based upon: (i) the Euro-Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable, and

YPF     =          the Yield Protection Fee, if any, for the Portion of Capital for such Yield Period with respect to such Purchaser;

provided, that for any day while a Termination Event exists each of “AR”, “CPR” and “ER” shall mean an interest rate per annum equal to 2.0% per annum plus the higher of (i) the Base Rate in effect on such day, (ii) the Alternate Rate in effect on such day, (iii) the CP Rate in effect on such day and (iv) the Euro-Rate in effect on such day, and provided further, that to the extent that any Purchaser is calculating an interest rate pursuant to clause (b) above, the rate at which interest is calculated pursuant to clause (c) above shall be the greater of (i) the rate calculated pursuant to clause (b) above and the rate calculated pursuant to clause (c) above, and provided further, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for any Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

            “Drawing Date” has the meaning set forth in Section 1.15 of the Agreement.

            “Eligible Assignee” means any bank or financial institution acceptable to the LC Bank and the Administrator.

            “Eligible Country” means each country listed on Schedule VII to the Agreement.

            “Eligible Receivable” means, at any time, a Pool Receivable:

(a)        the Obligor of which (i) is not an Affiliate of any Originator, the Seller or the Servicer (or any of their respective Affiliates), (ii) is not a Governmental Authority; provided that TVA shall not be subject to the restriction set forth in this sub-clause (ii) and (iii) is a United States resident; provided that a resident of an Eligible Country shall not be subject to the restriction set forth in this sub-clause (iii),

(b)        that is denominated and payable only in U.S. dollars in the United States, and the Obligor with respect to which has been instructed to remit Collections in respect thereof to a Lock-Box Account or a Collection Account in the United States of America,

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(c)        that does not have a stated maturity which is more than 30 days after the original invoice date of such Receivable (except that a Pool Receivable the Obligor of which is SSAB Svenskt Stal AB may have a stated maturity which is more than 30 days but not more than 40 days after the original invoice date of such Receivable),

(d)        that arises under a duly authorized Contract for the sale and delivery of goods or services by the applicable Originator in the ordinary course of such Originator’s business,

(e)        that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms,

(f)         that conforms in all material respects with all applicable laws, rulings and regulations in effect,

(g)        that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim,

(h)        that satisfies all applicable requirements of the applicable Credit and Collection Policy,

(i)         that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement,

(j)         (i) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, (ii) that is freely assignable by the Seller (including without any consent of the related Obligor) and (iii) with respect to which the representations and warranties set forth in Sections 3(a) and (c) of Exhibit III are true at such time,

(k)        for which the Administrator (on behalf of the Purchasers) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,

(l)         that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,

(m)       that is neither a Defaulted Receivable nor a Delinquent Receivable,

(n)        for which none of the Originator thereof, the Seller or the Servicer has established any offset arrangements with the related Obligor,

(o)        for which Defaulted Receivables of the related Obligor do not exceed 25% of the Outstanding Balance of all such Obligor’s Receivables,

(p)        that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof,

(q)        that if such Receivable has not yet been billed, the related coal has been shipped within the last 20 days, and

(r)        that is not a Laws Billing Receivable.

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            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

            “ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or Patriot, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or Patriot, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, any corporation described in clause (a) or any trade or business described in clause (b).

             “Euro-Rate” means, with respect to any Yield Period and any Purchaser Group, either (a) the interest rate set forth as such in the applicable Purchaser Group Fee Letter or (b) the interest rate per annum determined by the applicable Purchaser Agent by dividing (i) the Euro-Rate Index by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                                Euro-Rate Index

Euro-Rate =

1.00 - Euro-Rate Reserve Percentage

where “Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Alternate Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The applicable Purchaser Agent shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

            “Euro-Rate Index” means with respect to any Yield Period (or applicable calculation period if such rate is being determined on a daily basis) and any Purchaser Group (in such Purchaser Group’s discretion either (x) LIBOR, (y) LMIR) or (z) such other index set forth as such in the related Purchaser Group Fee Letter.

            “Excess Concentration Amount” means, on any day, without duplication, the amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to (a) the applicable Concentration Limit for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1469571 09039541	I-10

“Excluded Taxes” means Taxes imposed on or measured by the overall net income of any Affected Person and franchise taxes imposed on any Affected Person by the jurisdiction (or any political subdivision thereof) under the laws of which such Affected Person is organized or in which its principal office is located.

            “Exiting Notice” has the meaning set forth in Section 1.4(b)(ii) of the Agreement.

            “Exiting Purchaser” has the meaning set forth in Section 1.4(b)(ii).

            “Facility Termination Date” means the earliest to occur of: (a) with respect to each Related Committed Purchaser, March 2, 2013, subject to any extension pursuant to Section 1.12 of the Agreement (it being understood that if any such Purchaser does not extend its Commitment hereunder, then the Purchase Limit shall be reduced ratably with respect to the Purchasers in each Purchaser Group by an amount equal to the Commitment of such Exiting Purchaser and the Commitment Percentages and Group Commitments of the Purchasers within each Purchaser Group shall be appropriately adjusted), (b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement, (d) with respect to each Purchaser Group, the date that the commitments of all of such Purchaser Group’s Liquidity Providers terminate under the related Liquidity Agreement, or the date that the Commitments of all of such Purchaser Group’s Related Committed Purchasers terminate pursuant to Section 1.12 and (e) with respect to any LC Participant, such LC Participant’s Scheduled Commitment Termination Date.

            “FAS 166/167” has the meaning set forth in Section 1.7 of the Agreement.

            “Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

            “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

            “Fees” means the fees payable by the Seller to each Purchaser Group pursuant to the applicable Purchaser Group Fee Letter.

             “Funded Purchase” shall mean a purchase or deemed purchase of undivided percentage ownership interests in the Purchased Interest under the Agreement which (i) is paid for in cash (including pursuant to Section 1.1(b) (other than through reinvestment of Collections pursuant to Section 1.4(b) of the Agreement) or (ii) is treated as a Funded Purchase pursuant to Section 1.2(e) of the Agreement.

1469571 09039541	I-11

“Funding Documents” means (i) this Agreement and each other Transaction Document, (ii) the Liquidity Agreement and (iii) any Program Support Agreement or other agreement or instrument executed by any funding source with or for the benefit of any Uncommitted Purchaser.

            “GAAP” means the generally accepted accounting principles and practices in the United States, consistently applied.

            “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Group A Obligor” means any Obligor with a short-term rating of at least:  (a) “A-1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P‑1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Al” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.

“Group B Obligor” means an Obligor, not a Group A Obligor, with a short-term rating of at least:  (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P‑2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” to “A2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.

“Group C Obligor” means an Obligor, not a Group A Obligor or a Group B Obligor, with a short-term rating of at least:  (a) “A‑3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” to “BBB” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P‑3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.

            “Group Capital” means with respect to any Purchaser Group, an amount equal to the aggregate of all Capital of the Purchasers within such Purchaser Group.

            “Group Commitment” means, with respect to any Purchaser Group, the amount set forth for such Purchaser Group on Schedule VI hereto.

            Group D Concentration Reserve” means, at on any date, an amount equal to the product of (a) the sum of the Aggregate Capital plus the LC Participation Amount at the close of business of the Servicer on such date, multiplied by (b)(i) the Group D Concentration Reserve Percentage on such date divided by (ii) 100%, minus the Group D Concentration Reserve Percentage on such date.

1469571 09039541	I-12

             “Group D Concentration Reserve Percentage” means, at any time, the sum of the four largest Group D Obligor Percentages.

             “Group D Obligor” means (a) TVA (it being understood that TVA shall be a Group D Obligor regardless of whether it meets the criteria for any other category of Obligors defined in this Agreement) and (b) any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor (including, if applicable, a Special Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, however, that Obligors located in Brazil shall not constitute Group D Obligors for purposes of the calculation of the Group D Concentration Reserve Percentage herein, unless the Administrator (with the consent or at the direction of the Majority Purchaser Agents) provides a written notice to the Seller and the Servicer that such Obligors shall be included in such calculation).

            “Group D Obligor Percentage” means, at any time, with respect to any Group D Obligor, an amount equal to (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group D Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables of all Obligors at such time; it being understood that for purposes of this calculation, all Eligible Receivables of any Group D Obligor shall be considered Eligible Receivables, notwithstanding any applicable Concentration Limits set forth in this Agreement or otherwise.

            “Indemnified Amounts” has the meaning set forth in Section 3.1 of the Agreement.

            “Indemnified Party” has the meaning set forth in Section 3.1 of the Agreement.

            “Indemnified Taxes” has the meaning set forth in Section 1.10 of the Agreement.

            “Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to the Agreement.

            “Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person, or any composition or marshalling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

            “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

            “Laws Billing Receivable” means a Receivable that results solely from the invoicing of certain costs incurred by the Originators for compliance with laws, rules and regulations in connection with the enforcement of contractual provisions under a duly authorized Contract.

1469571 09039541	I-13

            “LC Bank” has the meaning set forth in the preamble to the Agreement.

            “LC Collateral Account” means the account designated as the LC Collateral Account established and maintained by the Administrator (for the benefit of the LC Bank and the LC Participants), or such other account as may be so designated as such by the Administrator.

            “LC Participant” has the meaning set forth in the preamble to the Agreement.

            “LC Participation Amount” shall mean, at any time, the then sum of the undrawn amounts of all outstanding Letters of Credit.

            “Letter of Credit” shall mean any stand-by letter of credit issued by the LC Bank for the account of the Seller pursuant to the Agreement.

            “Letter of Credit Application” has the meaning set forth in Section 1.13(a) of the Agreement.

            “LIBOR” means, with respect to any Yield Period and any Purchaser Group, the one-month Eurodollar rate for U.S. dollar deposits as reported on Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Yield Period for an amount comparable to the Portion of Capital to be funded at the Alternate Rate and based upon LIBOR during such Yield Period, or is such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the applicable Purchaser Agent from another recognized source for interbank quotation).

            “Liquidity Agent” means each of the banks acting as agent for the various liquidity banks

            “Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Uncommitted Purchaser in order to provide liquidity for such Uncommitted Purchaser’s Purchases.

            “Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Uncommitted Purchaser pursuant to the terms of a Liquidity Agreement.

            “LMIR” means, for any day, the one-month Eurodollar Rate for U.S. dollar deposits as reported on Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or is such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrator from another recognized source for interbank quotation), in each case, changing when and as such rate changes and calculated as and when such rate changes for purposes of calculating Discount for each Yield Period, as applicable.

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            “Lock-Box Account” means each account listed on Schedule II hereto and maintained at a bank or other financial institution acting as a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections.

            “Lock-Box Agreement” means an agreement, among the Seller, the Servicer, the Administrator and a Lock-Box Bank, governing the terms of the related Lock-Box Accounts, in each case reasonably acceptable to the Administrator.

            “Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

“Loss Reserve” means, on any date, an amount equal to: (a) the sum of the Aggregate Capital plus the LC Participation Amount at the close of business of the Servicer on such date multiplied by (b)(i) the Loss Reserve Percentage on such date divided by (ii) 100%, minus the Loss Reserve Percentage on such date.

“Loss Reserve Percentage” means, on any date, the greater of: (a) 20.0% and (b) (i) the product of (x) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months multiplied by (y) the sum of the aggregate credit sales with respect to the Receivables made during the four most recent calendar months, divided by (ii) the Net Receivables Pool Balance on such date multiplied by (z) 2.0.

            “Majority LC Participants” shall mean LC Participants whose Pro Rata Shares aggregate more than 50%.

            “Majority Purchaser Agents” means, at any time, the Purchaser Agents that in their related Purchaser Groups have Related Purchasers whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Related Committed Purchasers in all Purchaser Groups; provided, that so long as any one Related Committed Purchaser’s Commitment is greater than 50% of the aggregate Commitments and there is more than one Purchaser Group, then “Majority Purchaser Agents” shall mean a minimum of two Purchaser Agents which in their related Purchaser Group have Related Committed Purchasers whose Commitments aggregate more than 50% of the aggregate Commitment of all Related Committed Purchasers in all Purchaser Groups.

            “Material Adverse Effect” means, relative to any Person with respect to any event or circumstance, a material adverse effect on:

(a)        the assets, operations, business or financial condition of such Person and, except if such Person is the Seller, its Affiliates taken as a whole,

(b)        the ability of any of such Person to perform its obligations under the Agreement or any other Transaction Document to which it is a party,

(c)        the validity or enforceability of any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or

(d)        the status, perfection, enforceability or priority of any Purchaser’s or the Seller’s interest in the Pool Assets.

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            “Moody’s” means Moody’s Investors Service, Inc.

            “Net Receivables Pool Balance” shall mean, at any time of determination (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool at such time, minus (b) the Excess Concentration Amount at such time, minus (c) with respect to any Obligor, any amounts on deposit with respect to such Obligor in an A/R Prepayment Account at such time.

            “Notes” means short-term promissory notes issued, or to be issued, by any Uncommitted Purchaser to fund its investments in accounts receivable or other financial assets.

            “Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

            “Order” has the meaning set forth in Section 1.21 of the Agreement.

            “Originator” has the meaning set forth in the Sale Agreement.

            “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document.

            “Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

            “Participant” has the meaning set forth in Section 6.3(b) of the Agreement.

            “Patriot” has the meaning set forth in the preamble.

            “Paydown Notice” has the meaning set forth in Section 1.4(f)(i) of the Agreement.

            “Performance Guarantee” means the Performance Guarantee dated as of March 2, 2010 made by the Performance Guarantor for the benefit of the Administrator (for the Purchasers), as such agreement may be amended, supplemented or otherwise modified from time to time.

            “Performance Guarantor” means Patriot, as performance guarantor under the Performance Guarantee.

            “Permitted Investments” shall mean any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States or any agency of the United States of America; or (ii) obligations of any agency of the United States; and (b) any other investment permitted by the Administrator and the Majority Purchaser Agents.

            “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

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            “Pool Assets” has the meaning set forth in Section 1.2(d) of the Agreement.

            “Pool Receivable” means a Receivable in the Receivables Pool.

            “Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.

            “Pre-Reset Portfolio Triggers” has the meaning set forth in clause (g) of Exhibit V of the Agreement.

            “Program Support Agreement” means, if applicable with respect to any Uncommitted Purchaser, and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Uncommitted Purchaser, (b) the issuance of one or more surety bonds for which the such Uncommitted Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Uncommitted Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Uncommitted Purchaser and/or (d) the making of loans and/or other extensions of credit to any Uncommitted Purchaser in each case in connection with such Uncommitted Purchaser’s securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

            “Program Support Provider” means and includes with respect to each Uncommitted Purchaser any Liquidity Provider  and any other Person (other than any customer of such Uncommitted Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Uncommitted Purchaser pursuant to any Program Support Agreement.

            “Pro Rata Share” shall mean, as to any LC Participant, a fraction, the numerator of which equals the Commitment of such LC Participant at such time and the denominator of which equals the aggregate of the Commitments of all LC Participants in such LC Participant’s related Purchaser Group at such time.

            “Purchase” is defined in Section 1.1(a).

            “Purchase and Sale Indemnified Amounts” has the meaning set forth in Section 9.1 of the Sale Agreement.

            “Purchase and Sale Indemnified Party” has the meaning set forth in Section 9.1 of the Sale Agreement.

            “Purchase and Sale Termination Date” has the meaning set forth in Section 1.4 of the Sale Agreement.

            “Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the Sale Agreement.

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            “Purchase Date” means the date of which a Purchase or a reinvestment is made pursuant to the Agreement.

            “Purchase Facility” has the meaning set forth in Section 1.1 of the Sale Agreement.

            “Purchase Limit” means, at any time, the lesser of (i) $125,000,000, (ii) the aggregate of the Commitments of each Related Committed Purchaser at such time and (iii) the aggregate of the Group Commitments with respect to each Purchaser Group at such time, as such amount may be reduced from time to time pursuant to the Agreement.  References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding (i) Aggregate Capital and (ii) the LC Participation Amount.

            “Purchase Notice” has the meaning set forth in Section 1.2(a) of the Agreement.

            “Purchase Price” has the meaning set forth in Section 2.1 of the Sale Agreement.

            “Purchased Interest” means, at any time, the undivided percentage ownership interest of the Purchasers in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

       Aggregate Capital + LC Participation Amount + Total Reserves
Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of the Agreement.

            “Purchaser” means each Uncommitted Purchaser, each Related Committed Purchaser, each LC Participant and/or the LC Bank, as applicable.

            “Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to the Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.

            “Purchaser Group” means, for each Uncommitted Purchaser, such Uncommitted Purchaser, its Related Committed Purchasers (if any), related Purchaser Agent and related LC Participants (if any) and, in the case of Fifth Third Bank as an Uncommitted Purchaser, the LC Bank.

            “Purchaser Group Fee Letter” has the meaning set forth in Section 1.5 of the Agreement.

            “Purchasers’ Share” of any amount, at any time, means such amount multiplied by the Purchased Interest at such time.

            “Purchasing Related Committed Purchaser” has the meaning set forth in Section 6.3(c) of the Agreement.

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            “Ratable Share” means, for each Purchaser Group, such Purchaser Group’s aggregate Commitments divided by the aggregate Commitments of all Purchaser Groups.

            “Rating Agencies” means, as the context may require, Moody’s, Standard & Poor’s and/or each other rating agency then rating the Notes of the applicable Uncommitted Purchaser.

            “Rating Agency Condition” means, with respect to any material event or occurrence, receipt by the Administrator (or the applicable Purchaser Agent) of written confirmation from each of Standard & Poor’s and Moody’s (and/or each other rating agency then rating the Notes of the applicable Uncommitted Purchaser) that such event or occurrence shall not cause the rating on the then outstanding Notes of any applicable Purchaser to be downgraded or withdrawn.

            “Receivable” means any indebtedness and other obligations owed to any Originator or the Seller or any right of the Seller or any Originator to payment from or on behalf of an Obligor, or any right to reimbursement for funds paid or advanced by the Seller or any Originator on behalf of an Obligor, whether constituting an account, chattel paper, payment intangible, instrument, general intangible or as-extracted collateral, however arising (whether or not earned by performance), and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto.  Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

            “Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Sale Agreement prior to the Facility Termination Date.

            “Reimbursement Obligation” has the meaning set forth in Section 1.15(b) of the Agreement.

            “Related Committed Purchaser” means each Person listed as such (and its respective Commitment) for each Uncommitted Purchaser as set forth on the signature pages of the Agreement or in any Assumption Agreement or Transfer Supplement.

            “Related Rights” has the meaning set forth in Section 1.1 of the Sale Agreement.

            “Related Security” means, with respect to any Receivable:

(a)        all of the Seller’s and the applicable Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

(b)        all instruments and chattel paper that may evidence such Receivable,

(c)        all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto,

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(d)        all of the Seller’s and the applicable Originator’s rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and

(e)        all of the Seller’s rights, interests and claims under the Sale Agreement and the other Transaction Documents.

            “Restricted Payments” has the meaning set forth in Section 1(n) of Exhibit IV to the Agreement.

            “Sale Agreement” means the Purchase and Sale Agreement, dated as of March 2, 2010, among the Seller and the Originators, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

            “Scheduled Commitment Termination Date” means, with respect to each Purchaser, March 2, 2013, subject to any extension (in the sole discretion of each such Purchaser) pursuant to Section 1.22 of the Agreement (it being understood that if any such Related Committed Purchaser does not extend its Commitment hereunder then the Purchase Limit shall be reduced by an amount equal to the Commitment of such Exiting Purchaser and the Commitment Percentages and Group Commitments of the Purchasers within each Purchaser Group shall be appropriately adjusted).

            “Seller” has the meaning set forth in the preamble to the Agreement.

            “Seller’s Share” of any amount means the greater of: (a) $0 and (b) such amount minus the product of (i) such amount multiplied by (ii) the Purchased Interest.

            “Servicer” has the meaning set forth in the preamble to the Agreement.

            “Servicer Report” means, each report in substantially the form of Annex A to the Agreement (including the information and calculations set forth in both Annex A-1 and A-2) delivered by the Servicer to the Administrator and each Purchaser Agent pursuant to the Agreement and the other Transaction Documents.

            “Servicing Fee” shall mean the fee referred to in Section 4.6 of the Agreement.

            “Servicing Fee Rate” shall have the meaning set forth in Section 4.6 of the Agreement.

            “Settlement Date” means (a) prior to the implementation of the information and reporting system contemplated by clause (o) of Exhibit V, the 15th day of each calendar month and (b) on and after the implementation of the information and reporting system contemplated by clause (o) of Exhibit V, the 12th day of each calendar month (or, in either case, if such day is not a Business Day, the next occurring Business Day); provided, however, in either case, that on and after the occurrence and continuation of any Termination Event, the Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) from time to time (it being understood that the Administrator may select such Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date pursuant to this definition).

1469571 09039541	I-20

            “Solvent” means, with respect to any Person at any time, a condition under which:

(i)         the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii)        the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

(iii)       such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv)       such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

            For purposes of this definition:

(A)       the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B)       the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C)       the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

(D)       the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

“Special Concentration Limit” means with respect to any applicable Obligor, the concentration limit set forth for such Obligor on Schedule V or Schedule VII to the Agreement or otherwise specified in the discretion of the Administrator (with the consent or at the discretion of the Purchaser Agents) pursuant to clause (b) of the definition of “Concentration Limit” herein.

1469571 09039541	I-21

            “Special Obligor” means an Obligor set forth on Schedule V to the Agreement.

            “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

            “Sub-Servicer” has the meaning set forth in Section 4.1(d) of the Agreement.

            “Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

            “Tangible Net Worth” means, with respect to any Person, the tangible net worth of such Person as determined in accordance with GAAP.

            “Taxes” means, with respect to any Person, any and all present or future taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether foreign or domestic).

            “Termination Day” means: (a) each day on which the conditions set forth in Section 2(b) of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

            “Termination Event” has the meaning specified in Exhibit V to the Agreement.

            “Total Reserves” means, at any time the sum of : (a) the Yield Reserve, plus (b) the Dilution Reserve, plus (c) the greater of (i) the Loss Reserve and (ii) the Group D Concentration Reserve.

            “Transaction Documents” means the Agreement, the Lock-Box Agreements, the Collection Account Agreements, the Performance Guarantee, each Purchaser Group Fee Letter, the Sale Agreement and all other certificates, instruments, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

            “Transfer Supplement” has the meaning set forth in Section 6.3(c).

            “Transferor” means each Affiliate of Patriot listed on Schedule II to the Sale Agreement.

            “TVA” means Tennessee Valley Authority.

1469571 09039541	I-22

            “UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

            “Uncommitted Purchasers” means each financial institution or commercial paper conduit that is a party to the Agreement, as a purchaser, or that becomes a party to the Agreement, as a purchaser pursuant to an Assumption Agreement.

            “United States” means the United States of America.

            “Unmatured Purchase and Sale Termination Event” means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

            “Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

            “Yield Period” means (a) with respect to any Portion of Capital funded by the issuance of Notes, (i) initially the period commencing on (and including) the date of the initial Purchase or funding of such Portion of Capital and ending on (and including) the next occurring Settlement Date, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Yield Period for such Portion of Capital and ending on (and including) the next occurring Settlement Date; and (b) with respect to any Portion of Capital not funded by the issuance of Notes, (i) initially the period commencing on (and including) the date of the initial Purchase or funding of such Portion of Capital and ending such number of days later (including a period of one day) as the applicable Purchaser Agent shall select, and (ii) thereafter, each period commencing on the last day of the immediately preceding Yield Period for such Portion of Capital and ending such number of days later (including a period of one day) as the applicable Purchaser Agent shall select; provided, that

(i)         any Yield Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Discount in respect of such Yield Period is computed by reference to the Euro-Rate, and such Yield Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Yield Period shall end on the next preceding Business Day;

(ii)        in the case of any Yield Period of one day, (A) if such Yield Period is the initial Yield Period for a Purchase hereunder (other than a reinvestment), such Yield Period shall be the day of such Purchase; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and, if the immediately preceding Yield Period is one day, be the day next following such immediately preceding Yield Period; and (C) if such Yield Period occurs on a day immediately preceding a day which is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day; and

(iii)       in the case of any Yield Period for any Portion of Capital which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Yield Period shall end on such Facility Termination Date and the duration of each Yield Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by the applicable Purchaser Agent.

1469571 09039541	I-23

            “Yield Protection Fee” means, for any Yield Period, with respect to any Portion of Capital, to the extent that (i) any payments are made by the Seller to the related Purchaser in respect of such Capital hereunder prior to the applicable maturity date of any Notes or other instruments or obligations used or incurred by such Purchaser to fund or maintain such Portion of Capital or (ii) any failure by the Seller to borrow, continue or prepay any Portion of Capital on the date specified in any Purchase Notice delivered pursuant to Section 1.2 of the Agreement, the amount, if any, by which: (a) the additional Discount related to such Portion of Capital that would have accrued through the maturity date of such Notes or other instruments on the portion thereof for which payments were received from the Seller (or with respect to which the Seller failed to borrow such amounts), exceeds (b) the income, if any, received by such Purchaser from investing the proceeds so received in respect of such Portion of Capital, as determined by the applicable Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

            “Yield Reserve” means, on any date, an amount equal to: (a) the Aggregate Capital at the close of business of the Servicer on such date multiplied by (b) (i) the Yield Reserve Percentage on such date divided by (ii) 100%, minus the Yield Reserve Percentage on such date.

“Yield Reserve Percentage” means, at any time the sum of (a) all accrued and unpaid Discount at such time, plus (b) the following amount:

{(BR + SFR) x 1.5 x DSO}

360

where:

BR       =          the Base Rate in effect at such time,

DSO    =          the Days’ Sales Outstanding, and

                        SFR     =          Servicing Fee Rate.

            Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

1469571 09039541	I-24

EXHIBIT II

CONDITIONS OF PURCHASES

1.                  Conditions Precedent to Initial Purchase.  Except solely with respect to the post-closing items set forth in Section 3 of this Exhibit II (and solely subject to the time periods for obtaining such items described therein), the initial Purchase under this Agreement is subject to the following conditions precedent that the Administrator and each Purchaser Agent shall have received on or before the date of such Purchase, each in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent:

(a)                Counterparts of the Agreement and the other Transaction Documents duly executed by the parties thereto.

(b)               Copies of: (i) the resolutions of the board of directors, board of managers or authorized committee thereof, as applicable, of each of the Seller, the Originators, the Performance Guarantor and the Servicer authorizing the execution, delivery and performance by the Seller, such Originator, the Performance Guarantor and the Servicer, as the case may be, of the Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the organizational documents of the Seller, each Originator, the Performance Guarantor and the Servicer, in each case, certified by the Secretary or Assistant Secretary of the applicable party.

(c)                A certificate of the Secretary or Assistant Secretary of the Seller, the Originators, the Performance Guarantor and the Servicer certifying the names and true signatures of its officers who are authorized to sign the Agreement and the other Transaction Documents to which it is a party. Until the Administrator and each Purchaser Agent receives a subsequent incumbency certificate from the Seller, an Originator, the Performance Guarantor or the Servicer, as the case may be, the Administrator and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, such Originator, the Performance Guarantor or the Servicer, as the case may be.

(d)               Acknowledgment copies, or time stamped receipt copies, of proper financing statements (including, if applicable, fixture filings and as-extracted collateral filings), duly filed on or before the date of such initial Purchase under the UCC of all jurisdictions that the Administrator and each Purchaser Agent may deem necessary or desirable in order to perfect the interests of the Seller and the Administrator (on behalf of each Purchaser) contemplated by the Agreement and the Sale Agreement.

(e)                Acknowledgment copies, or time-stamped receipt copies, of proper amendments or releases to financing statements, mortgages or other applicable instruments, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originators or the Seller.

(f)                 Completed UCC search reports, dated on or shortly before the date of the initial Purchase hereunder, listing the financing statements filed in all applicable jurisdictions (including, if applicable, local jurisdictions), that name any Originator or the Seller as debtor, together with copies of such other mortgages or other instruments that are effective as financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Administrator or any Purchaser Agent may reasonably request, showing no Adverse Claims on any Pool Assets (other than any security interests that are released as of the Closing Date).

1469571 09039541	II-1

(g)                Favorable opinions, addressed to the Administrator, each Purchaser Agent, each Purchaser and, if applicable, each Rating Agency, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, of Bryan Cave LLP, counsel for the Seller, the Originators, the Performance Guarantor, and the Servicer, and covering such matters as the Administrator and/or any Purchaser Agent shall request, including, without limitation, general corporate and enforceability matters, certain bankruptcy matters and certain UCC perfection and priority matters.

(h)                Satisfactory results of a review, field examination and audit (performed by representatives of the Administrator) of the Servicer’s collection, operating and reporting systems, the Credit and Collection Policy of each Originator, historical receivables data and accounts, including satisfactory results of a review of the Servicer’s operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial Purchase under the Agreement.

(i)                  A pro forma Servicer Report representing the performance of the Receivables Pool for the calendar month before closing.

(j)                 Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by each Purchaser Group Fee Letter), costs and expenses incurred in connection with the consummation of the transactions contemplated by the Agreement and the other Transactions Documents, to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 6.4 of the Agreement and the applicable Purchaser Group Fee Letters.

(k)               Good standing certificates (or applicable certificate or statement of like effect in any applicable jurisdiction howsoever named) with respect to each of the Seller, the Originators, the Servicer and the Performance Guarantor, issued by the Secretary of State (or similar official) of the state of each such Person’s organization and principal place of business.

(l)                  To the extent required by each Uncommitted Purchaser’s commercial paper program, letters from each of the rating agencies then rating the Notes confirming the rating of such Notes after giving effect to the transaction contemplated by the Agreement.

(m)              A computer file containing all information with respect to the Receivables as the Administrator or any Purchaser Agent may reasonably request.

(n)                Evidence reasonably satisfactory to the Administrator and each Purchaser Agent that any release, amendment or other related transaction documents in connection with the Credit Agreement and deemed necessary or desirable by the Administrator have become effective and the initial transactions contemplated thereby have been consummated, such documents to be in form and substance reasonably acceptable to the Administrator and each Purchaser Agent.

1469571 09039541	II-2

(o)               A duly executed copy of each Coal Purchase Agreement between each Transferor and each Originator, respectively, pursuant to which each such Originator acquired and acquires (in a true and absolute conveyance) the inventory the sale of which by such Originator to an Obligor generated the Receivables and Related Security originated by such Originator.

(p)               Such other approvals, opinions or documents as the Administrator or any Purchaser Agent may reasonably request.

2.                  Conditions Precedent to All Funded Purchases, Reinvestments and Issuances of Letters of Credit.  Except solely with respect to the post-closing items set forth in Section 3 of this Exhibit II (and solely subject to the time periods for obtaining such items described therein), each Funded Purchase (including the initial Funded Purchase but excluding any deemed Funded Purchase pursuant to Section 1.2(e)) and each reinvestment and issuance of any Letter of Credit shall be subject to the further conditions precedent that:

(a)                in the case of each Funded Purchase and the issuance of any Letters of Credit, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such Funded Purchase or issuance, as the case may be, in form and substance reasonably satisfactory to the Administrator and such Purchaser Agent, the most recent Servicer Report to reflect the level of the Capital with respect to each Purchaser Group, the LC Participation Amount and related reserves and the calculation of the Purchased Interest after such subsequent purchase or issuance, as the case may be, and a completed Purchase Notice in the form of Annex B; and

(b)               on the date of such Funded Purchase, reinvestment or issuance, as the case may be, the following statements shall be true (and acceptance of the proceeds of such Purchase, reinvestment or issuance shall be deemed a representation and warranty by the Seller that such statements are then true):

(i)                  the representations and warranties contained in Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such Funded Purchase, reinvestment or issuance as though made on and as of such date, except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date;

(ii)                no event has occurred and is continuing, or would result from such Funded Purchase, reinvestment or issuance, that constitutes a Termination Event or an Unmatured Termination Event;

(iii)               the sum of the Aggregate Capital plus the LC Participation Amount, after giving effect to any such Funded Purchase, reinvestment or issuance, as the case may be, shall not be greater than the Purchase Limit, and the Purchased Interest, taking into account any amounts set aside pursuant to the first proviso to Section 1.4(b)(ii),  shall not exceed 100%; and

(iv)              the Facility Termination Date has not occurred.

3.                  Post-Closing Conditions. On or prior to the date that is thirty (30) days from the Closing Date, the Seller (or the Servicer on its behalf) shall have delivered to the Administrator and each Purchaser Agent (in each case, in form and substance reasonably acceptable to the Administrator and each Purchaser Agent):

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                (a)    a final and fully executed copy of each Lock-Box Agreement and each Collection Account Agreement; and

                (b)    acknowledgement copies, or time stamped receipt copies, of proper “as-extracted collateral” financing statements filed in all jurisdictions set forth on Schedule II of the Sale Agreement against each of the Transferors as are necessary or desirable in order to perfect the interests of the Seller and the Administrator (on behalf of each Purchaser), in any accounts receivable and related rights, which are sold, assigned or otherwise conveyed to the Seller.

Notwithstanding anything herein to the contrary, if the Seller (or the Servicer on its behalf) fails to satisfy each of the conditions set forth in paragraphs (a) through (c) of this Section 3 on or prior to the expiration of the 30 day period described above, then the Administrator may, with the consent, or shall, at the direction, of each Purchaser Agent (in their sole and absolute discretion), declare to the Seller and the Servicer in writing that such failure shall constitute a Termination Event, and upon such declaration, such failure shall, in fact, constitute a Termination Event for all purposes of this Agreement and the other Transaction Documents (without any further requirement for notice, passage of time or any other action).

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EXHIBIT III

REPRESENTATIONS AND WARRANTIES

1.                  Representations and Warranties of the Seller.  The Seller represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement that:

(a)                Corporate Existence and Power.  The Seller is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and has all company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except if failure to have such licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect.

(b)               Corporate and Governmental Authorization, Contravention.  The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party are within the Seller’s company powers, have been duly authorized by all necessary company action, require no action by or in respect of, or filing with (other than the filing of UCC financing statements and continuation statements), any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of the Seller or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or result in the creation or imposition of any lien or other Adverse Claim (other than liens in favor of the Administrator) on assets of the Seller which contraventions or defaults would have a Material Adverse Effect with respect to the Seller.

(c)                Binding Effect of Agreement.  This Agreement and each of the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d)               Accuracy of Information.  All information heretofore furnished by the Seller to the Administrator or any Purchaser Agent for purposes of or in connection with this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby (if prepared by the Seller, or to the extent supplied by the Seller) is, and all such information hereafter furnished by the Seller to the Administrator or any Purchaser Agent will be, true and accurate in every material respect, on the date such information is stated or certified (when considered as a whole with such other information heretofore or hereafter furnished by the Seller).

(e)                Actions, Suits.  Except as set forth in Schedule IV, there are no actions, suits or proceedings pending or, to the best of the Seller’s knowledge, threatened against or affecting the Seller or its property, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of the Seller to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

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(f)                 Accuracy of Exhibits; Account Arrangements.  The names and addresses of all the Lock-Box Banks together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator), and all Lock-Box Accounts are subject to Lock-Box Agreements. All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by the Seller from time to time) is true and complete in all material respects.  The Seller has delivered a copy of all Lock-Box Agreements and Collection Account Agreements to the Administrator.  The Seller has not granted any interest in any Lock-Box Account (or any related lock-box or post office box) or any Collection Account to any Person other than the Administrator.

(g)                No Material Adverse Effect.  Since the date of formation of the Seller as set forth in its certificate of formation, there has been no Material Adverse Effect with respect to the Seller.

(h)                Names and Location.  Except as set forth on Schedule III, the Seller has not used any company names, trade names or assumed names other than its name set forth on the signature pages of this Agreement. The Seller is “located” (as such term is defined in the applicable UCC) in the District of Columbia.  The office where the Seller keeps its records concerning the Receivables is at the address set forth below its signature to the Agreement.

(i)                  Margin Stock.  The Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Purchase will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(j)                 Eligible Receivables. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

(k)               Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

(l)                  Investment Company Act. The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(m)              Ordinary Course of Business.  Each remittance of Collections by or on behalf of the Seller or pursuant to the Transaction Documents and any related accounts of any amounts owing hereunder in respect of the Purchases will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and (ii) made in the ordinary course of business or financial affairs of the Seller.

(n)                Certain Foreign Currency Restrictions. Each Pool Receivable of an Obligor that is not a resident of the United States is not (and shall not at any time be) subject to any currency controls imposed by any Governmental Authority under the laws of which such Obligor is organized or a political subdivision thereof, which currency controls restrict the ability of such Obligor to pay its obligations in connection with such Pool Receivable, other than currency controls of Brazil for which the applicable Obligor has obtained and maintains in full force and effect all necessary governmental licenses, authorizations, registrations, consents and approvals, including without limitation the required import registration before SISCOMEX (Brazil’s computerized import registration system), necessary for such Obligor to pay its obligations in connection with such Pool Receivables.

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2.                  Representations and Warranties of the Servicer.  The Servicer represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement that:

(a)                Corporate Existence and Power.  The Servicer is a company duly organized, validly existing and in good standing under the laws of Delaware, and has all company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except if failure to have such licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect.

(b)               Corporate and Governmental Authorization, Contravention.  The execution, delivery and performance by the Servicer of this Agreement and each other Transaction Document to which it is a party are within the Servicer’s company powers, have been duly authorized by all necessary company action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of the Servicer or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Servicer or result in the creation or imposition of any lien on assets of the Servicer which contraventions or defaults would have a Material Adverse Effect with respect to the Servicer or any of its Subsidiaries.

(c)                Binding Effect of Agreement.  This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d)               Accuracy of Information.  All information heretofore furnished by the Servicer to the  Administrator or any Purchaser Agent for purposes of or in connection with this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby (if prepared by the Servicer, or to the extent supplied by the Servicer) is, and all such information hereafter furnished by the Servicer to the Administrator or any Purchaser Agent will be, true and accurate in every material respect, on the date such information is stated or certified (when considered as a whole with such other information heretofore or hereafter furnished by the Servicer).

(e)                Actions, Suits.  Except as set forth in Schedule IV, there are no actions, suits or proceedings pending or, to the best of the Servicer’s knowledge, threatened against or affecting the Servicer or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of the Servicer (or such Affiliate) to perform its respective obligations under this Agreement or any other Transaction Document to which it is a party.

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(f)                 No Material Adverse Effect.  Since the date of the financial statements described in Section 2(i) below, there has been no Material Adverse Effect.

(g)                Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

(h)                Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(i)                  Financial Information.  The balance sheets of the Performance Guarantor and its consolidated Subsidiaries as at December 31, 2008 and for the fiscal quarter ended September 30, 2009, and the related statements of income and retained earnings for the fiscal periods then ended, fairly present in all material respects the financial condition of the Performance Guarantor and its consolidated Subsidiaries as at such dates and the results of the operations of the Performance Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP, subject in the case of such quarterly statements to the absence of footnotes.

3.                  Representations, Warranties and Agreements Relating to the Security Interest.  The Seller hereby makes the following representations, warranties and agreements with respect to the Receivables and Related Security:

(a)                The Receivables.

(i)                  Creation.  This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Pool Receivables in favor of the Administrator (for the benefit of the Purchasers), which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.

(ii)                Nature of Receivables.  The Pool Receivables constitute either “accounts” (including, without limitation, “accounts” constituting “as-extracted collateral”), “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC.

(iii)               Ownership of Receivables.  The Seller owns and has good and marketable title to the Pool Receivables and Related Security free and clear of any Adverse Claim.

(iv)              Perfection and Related Security.  Seller has caused (and will instruct each Originator to cause), within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables and Related Security from such Originator to the Seller pursuant to the Sale Agreement, and the sale and security interest therein from the Seller to the Administrator under this Agreement, to the extent that such collateral constitutes “accounts” (including “accounts” constituting “as-extracted collateral”), “general intangibles,” or “tangible chattel paper” within the meaning of the applicable UCC.

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(v)                Tangible Chattel Paper.  With respect to any Receivables included in the Receivables Pool that constitute “tangible chattel paper”, if any, the Seller (or the Servicer on its behalf) has in its possession the original copies of such tangible chattel paper that constitute or evidence such Receivables, and the Seller has caused (and will instruct the applicable Originator to cause), within ten days after the Closing Date, the filing of financing statements described in clause (iv), above, each of which will contain a statement that: “A purchase of, or security interest in, any collateral described in this financing statement will violate the rights of the Administrator” or similar words to that effect  The Receivables to the extent they are evidenced by “tangible chattel paper” do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Administrator.

(b)               The Accounts.

(i)                  Nature of Accounts.  Each Lock-Box Account and Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)                Ownership.  The Servicer, as agent for the Seller (if prior to the date the Servicer transfers title to the applicable Lock-Box Account and/or Collection Account to the Seller, which date shall in any event be no later than the one year anniversary of the Closing Date), or the Seller (at all times on and after the date that the Servicer has transferred title to the applicable Lock-Box Account and/or Collection Account to the Seller, which date shall in any event be no later than the one year anniversary of the Closing Date) owns and has good and marketable title to the Lock-Box Accounts and Collection Account free and clear of any Adverse Claim.

(iii)               Perfection.  The Seller has delivered to the Administrator a fully executed Lock-Box Agreement relating to each Lock-Box Account and a Collection Account Agreement relating to each Collection Account, pursuant to which each applicable Lock-Box Bank, respectively, and each applicable Collection Account Bank, respectively, has agreed, following the delivery of a notice of control by the Administrator, to comply with all instructions of the Administrator (on behalf of the Purchasers) directing the disposition of funds in such Lock-Box Account or such Collection Account, as the case may be, without further consent by the Seller or the Servicer.

(c)                Priority.

(i)                  Other than the transfer of the Receivables to the Seller and the Administrator under the Sale Agreement and this Agreement, respectively, and/or the security interest granted to the Seller and the Administrator pursuant to the Sale Agreement and this Agreement, respectively, neither the Seller nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred, or purported to be transferred under the Transaction Documents, the Lock-Box Accounts, the Collection Accounts or any subaccount of any such accounts, except for any such pledge, grant or other conveyance which has been released, transferred or terminated.  Neither the Seller nor any Originator has authorized the filing of, or is aware of any financing statements against either the Seller or such Originator that include a description of Receivables transferred, or purported to be transferred under the Transaction Documents, the Lock-Box Accounts, the Collection Accounts or any subaccount any such accounts, other than any financing statement (i) relating to the sale thereof by such Originator to the Seller under the Sale Agreement, (ii) relating to the security interest granted to the Administrator under this Agreement, or (iii) that has been released, transferred or terminated.

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(ii)                The Seller is not aware of any judgment, ERISA or tax lien filings against either the Seller, the Servicer or any Originator.

(iii)               Neither the Lock-Box Accounts nor the Collection Accounts are in the name of any person other than the Seller, the Servicer (if prior to the one year anniversary of the Closing Date) or the Administrator.  Neither the Seller nor the Servicer has consented to any bank maintaining such account to comply with instructions of any person other than the Administrator and, prior to the delivery of a notice of control by the Administrator to such bank, the Servicer.

(d)               Survival of Supplemental Representations.  Notwithstanding any other provision of the Agreement or any other Transaction Document, the representations contained in this Section shall be continuing, and remain in full force and effect until such time as the Purchased Interest and all other obligations under the Agreement have been finally and fully paid and performed.

(e)                No Waiver.  To the extent required pursuant to the securitization program of any Uncommitted Purchaser, the parties to the Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the representations set forth in this Section; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of any representations set forth in this Section, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in this Section.

(f)                 Servicer to Maintain Perfection and Priority.  In order to evidence the interests of Administrator under the Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are reasonably requested by the Administrator or any Purchaser Agent) to maintain and perfect, as a first-priority interest, the Administrator’s security interest in the Receivables, Related Security and Collections.  The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements (including fixture filings or as-extracted collateral filings), amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority interest.  The Administrator’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrator where allowed by applicable law.  Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrator and each Purchaser Agent.

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(g)                Collections.  If made in accordance with the terms of this Agreement, each remittance of Collections by the Seller to the Purchasers hereunder will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and (ii) made in the ordinary course of business or financial affairs of the Seller.

4.                  Reaffirmation of Representations and Warranties.  On the date of each Purchase and/or reinvestment and issuance of a Letter of Credit hereunder, and on the date each Servicer Report is delivered to the Administrator, any Purchaser Agent or any Purchaser hereunder, the Seller and the Servicer, by accepting the proceeds of such Purchase or reinvestment or Letter of Credit, as applicable and/or the provision of such report, shall each be deemed to have certified that (i) all representations and warranties of the Seller and the Servicer, as applicable, described in this Exhibit III, as from time to time amended in accordance with the terms hereof, are correct on and as of such day as though made on and as of such day, except for representations and warranties which apply to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date) and (ii) no event has occurred or is continuing, or would result from any such Purchase or reinvestment or issuance, which constitutes a Termination Event or an Unmatured Termination Event.

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EXHIBIT IV
COVENANTS

1.                  Covenants of the Seller.  At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date the LC Participation Amount is cash collateralized in full or the date all other amounts owed by the Seller under the Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

(a)                Financial Reporting.  The Seller will maintain a system of accounting established and administered in accordance with GAAP as in effect in the appropriate jurisdiction, and the Seller (or the Servicer on its behalf) shall furnish to the Administrator and each Purchaser Agent:

(i)                  Annual Reporting.  Promptly upon completion and in no event later than 90 days after the close of each fiscal year of the Seller, annual unaudited financial statements of the Seller certified by a designated financial or other officer of the Seller.

(ii)                Quarterly Reporting.  Promptly upon completion and in no event later than 45 days after the close of each of the first three financial quarters of the Seller, unaudited financial statements of the Seller certified by a designated financial or other officer of the Seller.

(iii)               Servicer Report.  As soon as available and in any event not later than one Business Day prior to the Settlement Date, a Servicer Report as of the most recently completed calendar month; provided, however, that if a Termination Event or Unmatured Termination Event shall have occurred and be continuing, the Seller shall, if so requested by the Administrator or any Purchaser Agent, be required to deliver (or cause to be delivered) a Servicer Report to such Person for the period so requested by such Person (including as frequently as weekly or daily).

(iv)              Other Information.  Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.

(b)               Notices.  The Seller will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a senior financial or other similar officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)                  Notice of Termination Events or Unmatured Termination Events.  A statement of the chief executive officer, chief financial officer, treasurer or controller of the Seller (or the Servicer or Patriot) setting forth details of any Termination Event or Unmatured Termination Event and the action which the Seller proposes to take with respect thereto.

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(ii)                Representations and Warranties.  The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Receivables in the Receivables Pool.

(iii)               Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding (including, without limitation and for the avoidance of doubt, actions pursuant to any mining industry acts, rules and regulations) which may have a Material Adverse Effect with respect to any of the Seller, the Servicer, any Originator or the Performance Guarantor.

(iv)              Adverse Claim.  (A) Any Person shall obtain an Adverse Claim upon the Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock-Box Account (or related lock-box or post office box) or any Collection Account or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.

(v)                ERISA and Other Claims.  Promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any ERISA Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its ERISA Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any Reportable Event (as defined in ERISA) that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate.

(c)                Conduct of Business.  The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly formed, validly existing and in good standing as a company in its jurisdiction of formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(d)               Compliance with Laws.  The Seller will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject (including, without limitation and for the avoidance of doubt, any mining industry acts, rules and regulations), except where such instances of noncompliance would not have a Material Adverse Effect.

(e)                Furnishing of Information and Inspection of Receivables.  The Seller will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Receivables as the Administrator or such Purchaser Agent may reasonably request.  The Seller will, at the Seller’s expense, at any time and from time to time during regular business hours with prior written notice (i) permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Seller for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller (provided that representatives of the Seller are present during such discussions) having knowledge of such matters and (ii)  without limiting the provisions of clause (i) above, from time to time during regular business hours, at the Seller’s expense, upon reasonable prior written notice from the Administrator and the Purchaser Agents, permit certified public accountants or other auditors reasonably acceptable to the Administrator (which may include the current auditors of the Seller) to conduct a review of its books and records with respect to the Receivables.

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(f)                 Payments on Receivables, Accounts.  The Seller will, and will cause each Originator to, at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account or a Collection Account.  If any such payments or other Collections are received by the Seller or an Originator, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Collection Account.  The Seller will cause each Lock-Box Bank and Collection Account Bank to comply with the terms of each applicable Lock-Box Agreement or Collection Account Agreement.  The Seller will not permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account or any Collection Account.  If such funds are nevertheless deposited into any Lock-Box Account or any Collection Account, the Seller will promptly identify such funds for segregation.  The Seller will not, and will not permit the Servicer, any Originator or other Person to, commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds.  The Seller shall only add, and shall only permit an Originator to add, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to the Agreement or a Collection Account or Collection Account Bank, if the Administrator has given its prior written consent thereto and has received notice of such addition and an executed and acknowledged copy of a Lock-Box Agreement and/or Collection Account Agreement in form and substance reasonably acceptable to the Administrator from any such new Lock-Box Bank.  The Seller shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), with the prior written consent of the Administrator.

(g)                Sales, Liens, etc.  Except as otherwise provided in the Transaction Documents, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset, or assign any right to receive income in respect thereof.

(h)                Extension or Amendment of Receivables.  Except as otherwise permitted in Section 4.2 of the Agreement, the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto if the effect of such amendment, modification or waiver could reasonably be expected to impair the collectibility or delay the payment of any then existing Pool Receivable, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Seller shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.  Notwithstanding the foregoing, (i) the Seller (and the applicable Originator) may extend, amend, cancel or rescind any Receivable (and the Contract related thereto) the Outstanding Balance of which is reduced in connection with a valid dispute or otherwise as a result of any non-cash reduction to the Outstanding Balance thereof that is made in accordance with the Seller’s (and the applicable Originator’s) practices and the Credit and Collection Policy; and (ii) the Seller (and the applicable Originator) may, in accordance with the Credit and Collection Policy, extend the maturity (but not for more than ten days), adjust the Outstanding Balance, or otherwise modify the terms of any Defaulted Receivable or amend, modify or waive any payment term or condition of any invoice or Contract related thereto, all as it may determine to be appropriate to maximize Collections thereof, provided that, for all purposes hereunder, any such Receivable shall remain a “Defaulted Receivable” in the amount of its Outstanding Balance (without giving effect to any such extension, adjustment, amendment, modification or waiver) until paid or charged off as uncollectible.

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(i)                  Change in Business.  The Seller will not (i) make any change in the character of its business, which change would impair the collectibility of any Pool Receivable or (ii) any material change in any Credit and Collection Policy, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and each Purchaser Agent.  The Seller shall not make any change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.

(j)                 Fundamental Changes.  The Seller shall not, without the prior written consent of the Administrator and each Purchaser Agent, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be owned by any Person other than the AMACAR Owner, Patriot or an Affiliate of Patriot.  The Seller shall provide the Administrator and each Purchaser Agent with at least 30 days’ prior written notice before making any change in the Seller’s name, location or making any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC (it being understood that in connection with any such change, the Seller shall, at its own expense, take any such action required or reasonably requested pursuant to paragraph (l), below).  The Seller will also maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

(k)               Change in Payment Instructions to Obligors.  The Seller shall not (and shall cause the Originators not to) add to, replace or terminate any of the Lock-Box Accounts (or any related lock-box or post office box) listed in Schedule II hereto or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related lock-box or post office box), unless the Administrator shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Lock- Box Agreements with respect to such new Lock-Box Accounts (or any related lock-box or post office box).

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(l)                  Ownership Interest, Etc.  The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable (including in connection with any change of the type described in paragraph (j), above) to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (on behalf of the Purchasers), including (x) taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent, may reasonably request and (y) delivering or causing to be delivered to the Administrator, the Purchasers and the Purchaser Agents in connection therewith at such time one or more opinions, in form and substance reasonably acceptable to the Administrator or such Purchaser Agent, as to such UCC and other matters as the Administrator or such Purchaser Agent may request at such time.

(m)              Certain Agreements. Without the prior written consent of the Administrator and the Majority Purchaser Agents, the Seller will not amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller’s organizational documents.

(n)                Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any of its equity interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(i)                  Subject to the limitations set forth in clause (ii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company Notes in accordance with their respective terms, and (B) if no amounts are then outstanding under any Company Note, the Seller may declare and pay dividends.

(ii)                The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 1.4(b)(ii) and (iv) and 1.4(c) of the Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Seller’s Tangible Net Worth would be less than 5% of the Purchase Limit at such time, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

(o)               Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Company Notes, or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations (but, in any event, not to exceed $10,000 at any time outstanding) to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

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(p)               Use of Seller’s Share of Collections. The Seller shall apply the Seller’s Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchasers, the Purchaser Agents and the Administrator under the Agreement and under the Purchaser Group Fee Letters), (ii) the payment of accrued and unpaid interest on the Company Note and (iii) other legal and valid corporate purposes.

(q)               Tangible Net Worth. The Seller will not permit its Tangible Net Worth, at any time, to be less than 5% of the Purchase Limit at such time.

2.                  Covenants of the Servicer.  At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date the LC Participation Amount is cash collateralized in full or the date all other amounts owed by the Seller or the Servicer under the Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

(a)                Financial Reporting.  The Servicer will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Servicer shall furnish to the Administrator and each Purchaser Agent:

(i)                  Annual Reporting.  Promptly upon completion and in no event later than 90 days after the close of each fiscal year of the Performance Guarantor, annual audited financial statements of the Performance Guarantor and its consolidated subsidiaries certified by independent certified public accountants, acceptable to the Administrator and each such Purchaser Agent, prepared in accordance with GAAP, including consolidated balance sheets as of the end of such period, consolidated statements of income, related profit and loss and reconciliation of surplus statements, and a statement of changes in financial position.

(ii)                Quarterly Reporting.  Promptly upon completion and in no event later than 45 days after the close of the first three financial quarters of the Performance Guarantor, unaudited financial statements of the Performance Guarantor certified by a designated financial officer of the Performance Guarantor, prepared in accordance with GAAP, including consolidated balance sheets of the Performance Guarantor as of the end of such period and related profit and loss and reconciliation of surplus statements.

(iii)               Servicer Report.  As soon as available and in any event not later than one Business Day prior to the Settlement Date, a Servicer Report as of the most recently completed calendar month; provided, however, that if a Termination Event, Unmatured Termination Event shall have occurred and be continuing, the Servicer shall, if so requested by the Administrator or any Purchaser Agent, be required to deliver a Servicer Report to such Person for the period so requested by such Person (including as frequently as weekly or daily).

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(iv)              Compliance Certificates.  (a) Together with the annual report required above, a certificate of the Performance Guarantor’s independent certified public accountants reporting on such financial statements stating that in making the examination necessary for certifying such financial statements no knowledge was obtained of any Termination Event of Unmatured Termination Event, except as specifically indicated;  (b) together with the annual report and each quarterly report required above, a compliance certificate in the form of Annex F hereto (each, a “Compliance Certificate”) signed by its chief accounting officer or treasurer solely in their capacities as officers of the Servicer stating that no Termination Event or Unmatured Termination Event exists, or if any Termination Event or Unmatured Termination Event exists, stating the nature and status thereof and (c) the certificate delivered, and at the times required, under Section 6.02(b) of the Credit Agreement.

(v)                Other Information.  Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.

(b)               Notices.  The Servicer will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a  financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)                  Notice of Termination Events or Unmatured Termination Events.  A statement of the chief executive officer, chief financial officer, treasurer or controller of the Servicer setting forth details of any Termination Event or Unmatured Termination Event and the action which the Servicer proposes to take with respect thereto.

(ii)                Representations and Warranties.  The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Pool Receivables.

(iii)               Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding (including, without limitation and for the avoidance of doubt, actions pursuant to any mining industry acts, rules and regulations) which could reasonably be expected to have a Material Adverse Effect.

(iv)              Adverse Claim.  (A) Any Person shall obtain an Adverse Claim upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock Box Account (or related lock-box or post office box) or any Collection Account or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.

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(c)                Conduct of Business.  The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

(d)               Compliance with Laws.  The Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject (including, without limitation and for the avoidance of doubt, any mining industry acts, rules and regulations), except where such instances of noncompliance could not reasonably be expected to have a Material Adverse Effect.

(e)                Furnishing of Information and Inspection of Receivables.  The Servicer will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request.  The Servicer will, at the Servicer’s expense, at any time and from time to time during regular business hours with prior written notice (i) permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Servicer for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii)  without limiting the provisions of clause (i) above, from time to time during regular business hours, at the Servicer’s expense, upon reasonable prior written notice from the Administrator, permit certified public accountants or other auditors reasonably acceptable to the Administrator and the Purchaser Agents (which may include current auditors of the Servicer) to conduct, a review of its books and records with respect to the Pool Receivables.

(f)                 Payments on Receivables, Accounts.  The Servicer will at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account or a Collection Account.  If any such payments or other Collections are received by the Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account or a Collection Account.  The Servicer will cause each Lock-Box Bank and Collection Account Bank to comply with the terms of the applicable Lock-Box Agreement or Collection Account Agreement.  The Servicer will not permit the funds other than Collections on Receivables and other Pool Assets to be deposited into any Lock-Box Account or any Collection Account.  If such funds are nevertheless deposited into any Lock-Box Account or any Collection Account, the Servicer will promptly identify such funds for segregation.  The Servicer will not commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds.  The Servicer shall only add, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to the Agreement or a Collection Account or Collection Account Bank, if the Administrator has given its prior written consent thereto and has received notice of such addition, and an executed and acknowledged copy of a Lock-Box Agreement in form and substance reasonably acceptable to the Administrator from any such new Lock-Box Bank.  The Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), with the prior written consent of the Administrator.

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(g)                Extension or Amendment of Receivables.  Except as otherwise permitted in Section 4.2 of the Agreement, the Servicer will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto if the effect of such amendment, modification or waiver could reasonably be expected to impair the collectibility or delay the payment of any then existing Pool Receivable, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Servicer shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.  Notwithstanding the foregoing, (i) the Servicer (and the applicable Originator) may extend, amend, cancel or rescind any Receivable (and the Contract related thereto) the Outstanding Balance of which is reduced in connection with a valid dispute or otherwise as a result of any non-cash reduction to the Outstanding Balance thereof that is made in accordance with the Servicer’s (and the applicable Originator’s) practices and the Credit and Collection Policy; and (ii) the Servicer (and the applicable Originator) may, in accordance with the Credit and Collection Policy, extend the maturity (but not for more than ten days), adjust the Outstanding Balance, or otherwise modify the terms of any Defaulted Receivable or amend, modify or waive any payment term or condition of any invoice or Contract related thereto, all as it may determine to be appropriate to maximize collections thereof, provided that, for all purposes hereunder, any such Receivable shall remain a “Defaulted Receivable” in the amount of its Outstanding Balance (without giving effect to any such extension, adjustment, amendment, modification or waiver) until paid or charged off as uncollectible.

(h)                Change in Business.  The Servicer will not (i) make any change in the character of its business, which change would impair the collectibility of any Pool Receivable or (ii) make any material change in any Credit and Collection Policy, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and each Purchaser Agent.  The Servicer shall not make any change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.

(i)                  Records.  The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables.

(j)                 Change in Payment Instructions to Obligors.  The Servicer shall not add to, replace or terminate any of the Lock-Box Accounts (or any related lock-box or post office box) listed in Schedule II hereto or make any change in its instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related lock-box or post office box), unless the Administrator shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Lock-Box Agreements with respect to such new Lock-Box Accounts (or any related lock-box or post office box).

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(k)               Ownership Interest, Etc.  The Servicer shall, at its expense, take all action necessary or desirable (including in connection with any action taken by the Seller or any Originator of the type described in paragraph (j) of Section 1 of this Exhibit IV, above) (i) to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent, may reasonably request, (ii) to ensure, provide for or facilitate the rights or ability of the Administrator (on behalf of the Purchasers) to enforce, collect or otherwise bring any action to enforce or collect any Receivable or the related Contracts as against any Obligor, in all applicable jurisdictions, including taking any such action as the Administrator or any Purchaser Agent may, from time to time, reasonable request in connection with any such enforcement or other collection activities and (iii) to cause and direct the Seller to comply with its obligations set forth in paragraph (d) of Section 1 of this Exhibit IV (including in order to prevent the Seller from becoming subject to any fines, penalties or other costs as a result of any failure to so comply in any applicable jurisdiction).

3.                  Separate Existence. Each of the Seller and the Servicer hereby acknowledges that the Purchasers and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from Patriot, the Performance Guarantor, the Originators and their respective Affiliates.  Therefore, from and after the date hereof, each of the Seller and the Servicer shall take all steps specifically required by the Agreement or reasonably required by the Administrator or any Purchaser Agent to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Patriot, the Performance Guarantor, any Originator and any other Person, and is not a division of Patriot, the Performance Guarantor, any Originator or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Servicer shall take such actions as shall be required in order that:

(a)                The Seller will be a limited purpose company whose primary activities are restricted in its organizational documents to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(b)               The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

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(c)                (i) Not less than one member of the Seller’s board of directors (the “Independent Director”) shall be a natural person (A) who is not at the time of initial appointment and has not been at any time during the five (5) years preceding such appointment: (1) an equityholder, director (other than the Independent Director), officer, employee, member, manager, attorney or partner of the Performance Guarantor, Patriot, Seller or any of their Affiliates; (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with the Performance Guarantor, Patriot, Seller or any of their Affiliates; (3) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager customer, supplier or other person; or (4) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person; provided that the Independent Director may be an officer, employee, member, manager, attorney or partner of AMACAR, and (B) (1) who has (x) prior experience as an independent director for a corporation or an independent manager of a limited liability company whose charter documents required the unanimous consent of all independent director or independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and (2) is reasonably acceptable to the Administrator and each Purchaser Agent (such acceptability of any Independent Director appointed after the date hereof must be evidenced in writing signed by the Administrator and each Purchaser Agent).  Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.  (ii) The memorandum of association of the Seller shall provide that: (A) the Seller’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director;

(d)               The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, Patriot, the Performance Guarantor, any Originator or any of their respective Affiliates;

(e)                The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(f)                 Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and, to the extent the Seller shares the same officers or other employees as Patriot or any Originator (or any Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller’s funds;

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(g)                The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. Except as otherwise permitted by this Agreement, the Seller will not incur any material indirect or overhead expenses for items shared with Patriot, the Performance Guarantor or any Originator (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that Patriot, in its capacity as Servicer, shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

(h)                The Seller’s operating expenses will not be paid by Patriot, the Performance Guarantor or any Originator or any Affiliate thereof;

(i)                  The Seller will have its own separate stationery;

(j)                 The Seller’s books and records will be maintained separately from those of Patriot, the Performance Guarantor, each Originator and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Seller;

(k)               All financial statements of Patriot, the Performance Guarantor or any Originator or any Affiliate thereof that are consolidated to include Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to certain purchasers party to this Agreement, (ii) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of Patriot, the Performance Guarantor or the Originators or any other Affiliates of Patriot, the Performance Guarantor or the Originators;

(l)                  The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of Patriot, the Performance Guarantor, the Originators or any Affiliates thereof;

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(m)              The Seller will strictly observe corporate formalities in its dealings with Patriot, the Performance Guarantor, the Originators or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of Patriot, the Performance Guarantor, the Originators or any Affiliates thereof except as permitted by the Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Patriot, the Performance Guarantor or any Affiliate thereof (other than Patriot in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Patriot, the Performance Guarantor, the Originators or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate; and

(n)                The Seller shall have a separate area from Patriot, the Performance Guarantor and each Originator for its business (which may be located at the same address as such entities) and to the extent that any other such entity has offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses; and

(o)               The Seller will maintain arm’s-length relationships with Patriot, the Performance Guarantor, the Originators (and any Affiliates thereof).  Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller.  Neither the Seller on the one hand, nor Patriot, the Performance Guarantor or any Originator, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller, Patriot, the Performance Guarantor and the Originators will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

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EXHIBIT V

TERMINATION EVENTS

Each of the following shall be a “Termination Event”:

(a)                (i)         the Seller, Patriot or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall continue unremedied for three (3) Business Days after the applicable due date therefore or (ii) the Seller, Patriot, any Originator or the Servicer shall fail to perform or observe any term, covenant or agreement under the Agreement or any other Transaction Document and such failure shall, solely to the extent capable of cure, continue unremedied for fifteen (15) Business Days after the earlier of (x) the date on which the Seller or the Servicer knew or should have known of such failure and (y) the date on which written notice of such failure shall have been given to the Seller or the Servicer by the Administrator or any Purchaser Agent;

(b)               Patriot (or any Affiliate thereof) shall fail to transfer to any successor Servicer, when required, any rights pursuant to this Agreement that Patriot (or such Affiliate) then has as Servicer;

(c)                any representation or warranty made or deemed made by the Seller, the Servicer or any Originator (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report delivered by the Seller, the Servicer or any Originator pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and the event or condition making such representation or warranty incorrect or untrue shall, solely to the extent capable of cure, continue unremedied for ten (10) days after the earlier of (x) the date on which the Seller or the Servicer knew or should have known of such event or condition and (y) the date on which written notice of such failure shall have been given to the Seller or the Servicer by the Administrator or any Purchaser Agent; provided, however, that a Termination Event pursuant to this paragraph (c) shall not be deemed to have occurred hereunder if such Termination Event is the result of a breach of a representation, warranty, statement or certificate with respect to any Receivable (of the type described in Section 1.4(e)), and the Seller shall have satisfied its obligations with respect thereto under Section 1.4(e);

(d)               the Servicer shall fail to deliver (or shall fail to cause to be delivered) any Servicer Report or any other report or notice required to be delivered by the Servicer or the Seller hereunder, including, without limitation, any notice required under Section 1(b) or 2(b) of Exhibit IV, in each case when due pursuant to the Agreement, and such failure shall remain unremedied for three (3) Business Days;

(e)                the Agreement or any Purchase or reinvestment pursuant to the Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable first priority perfected undivided percentage ownership or security interest in favor of the Administrator (for the benefit of the Purchasers) to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable ownership or first priority perfected security interest, free and clear of any Adverse Claim;

1469571 09039541	V-1

(f)                 the Seller, the Performance Guarantor, the Servicer or any Originator shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, Patriot, the Performance Guarantor, the Servicer or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, Patriot, the Performance Guarantor, the Servicer or any Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;

(g)                (x) at all times prior to the first Servicer Report required to be delivered hereunder after the first anniversary of the Closing Date, (i) the (A) the Default Ratio shall exceed 1.25% or (B) the Delinquency Ratio shall exceed 3.50%, (ii) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 0.50%, (B) the Delinquency Ratio shall exceed 2.75%, or (C) the Dilution Ratio shall exceed 2.25% or (iii) the Days’ Sales Outstanding shall exceed 40 days (in each case, respectively, the “Pre-Reset Portfolio Triggers”); and

(y)        thereafter, the lesser of the following calculated ratios are exceeded:

(1)        the Pre-Reset Portfolio Triggers for each of the ratios as determined pursuant to clause (x) above, and

(2)        the sum of (i) the average, for the most recently preceding twenty-four months ended on or prior to such date of calculation of each of the trigger ratios calculated pursuant to clause (x) above, respectively, plus (ii) the product of (A) 2.0 multiplied by (B) the twenty-four month standard deviation for each such ratio, respectively, plus (iii) solely in the case of the calculations of the Default Ratio and the Delinquency Ratio pursuant to clause (x)(i)(A) and (B) above, 0.50%;

it being understood that, in the case of each of the calculations in this paragraph (g), all such ratios shall be rounded to the closest 0.25% multiple (except any calculation of the trigger ratio for the Days’ Sales Outstanding, which will be rounded to the nearest day);

(h)                the Performance Guarantor shall at any time fail to perform, maintain or observe any representation, covenant or agreement set forth in the Performance Guarantee or the Performance Guarantee or any part thereof shall be disputed by the Performance Guarantor or shall otherwise be or become unenforceable for any reason;

1469571 09039541	V-2

(i)                  a Change in Control shall occur;

(j)                 the Purchased Interest, taking into account any amounts set aside pursuant to the first proviso to Section 1.4(b)(ii), shall exceed 100% for five days;

(k)               (i) the Seller, any Originator, the Servicer or the Performance Guarantor shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $15,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); or (ii) any other default, breach, termination or similar event (however defined) shall occur or exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement); or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;

(l)                  either the Internal Revenue Service or the Pension Benefit Guaranty Corporation shall have filed one or more notices of lien asserting a claim or claims pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of Seller, Patriot, any Originator, or any ERISA Affiliate of any of them;

(m)              a Purchase and Sale Termination Event shall have occurred;

(n)                a breach of any of the financial covenants set forth in Section 7.11 of the Credit Agreement shall have occurred (whether or not such breach shall have been waived under the related agreement);

(o)               within 180 days of the Closing Date, the Servicer shall have failed to establish, and shall have failed to provide, the Administrator evidence of the establishment of a system of information and reporting with respect to the Receivables and related assets for purposes of creating the various portfolio reports (including the Servicer Report hereunder), which system is able to automatically collect and organize such information, in each case, in a manner and format reasonably acceptable to the Agent; or

(p)               within one year of the Closing Date, the Servicer shall have failed to cause all Lock-Box Accounts and all Collection Accounts to be transferred to, and owned by, the Seller, together with any applicable amendments to the related Lock-Box Account Agreements and the related Collection Account Agreements, if any, to reflect such change.

1469571 09039541	V-3

SCHEDULE I
CREDIT AND COLLECTION POLICY

1469571 09039541	Schedule I-1

SCHEDULE II

LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

COLLECTION ACCOUNT BANKS AND COLLECTION ACCOUNTS

1469571 09039541	Schedule II-1

SCHEDULE III

TRADE NAMES

None

1469571 09039541	Schedule III-1

SCHEDULE IV

ACTIONS AND PROCEEDINGS

None

1469571 09039541	Schedule IV-1

SCHEDULE V

SPECIAL CONCENTRATION LIMITS

1469571 09039541	Schedule V-1

SCHEDULE VI

GROUP COMMITMENTS

Purchaser Group
Fifth Third Bank
Capacity	Name	Commitment
Uncommitted Purchaser	Fifth Third Bank	N/A
Related Committed Purchaser	Fifth Third Bank	$75,000,000
LC Participant/LC Bank	Fifth Third Bank	$60,000,000
Purchaser Agent	Fifth Third Bank	N/A
Group Commitment:		$75,000,000

1469571 09039541	Schedule VI-1

SCHEDULE VII

ELIGIBLE COUNTRIES

Eligible Country

Austria

Brazil

Canada

Italy

Luxembourg

United Kingdom

Sweden

1469571 09039541	Schedule VII-1

ANNEX A
to Receivables Purchase Agreement

FORM OF SERVICER REPORT

1469571 09039541	Annex A-1

ANNEX A-1
to Receivables Purchase Agreement

1469571 09039541	Annex A-1-1

ANNEX A-2
to Receivables Purchase Agreement

1469571 09039541	Annex A-2-1

ANNEX B
to Receivables Purchase Agreement

FORM OF PURCHASE NOTICE

____________________, [201_____]

Fifth Third Bank – Asset Securitization Group

38 Fountain Square Plaza, MD 109046

Cincinnati, OH 45202

[Each other Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of March 2, 2010 (as heretofore amended, restated, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among Patriot Coal Receivables (SPV) Ltd. (“Seller”), Patriot Coal Corporation, as Servicer, the various Related Committed Purchasers, Uncommitted Purchasers, LC Participants and Purchaser Agents from time to time parties thereto and Fifth Third Bank, as administrator (in such capacity, the “Administrator”) and as the issuer of letters of credit thereunder (in such capacity, the “LC Bank”).  Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

[This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement.  Seller desires to sell an undivided percentage interest in a pool of receivables on ____________________, [201_____], for a purchase price of $____________________ [1].  Subsequent to this Purchase, the Aggregate Capital will be $____________________.] [2]

[This letter constitutes a notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement.  Seller desires that LC Bank issue a Letter of Credit on behalf of the Seller and for the account of [       ], with a face amount of $_____.  Subsequent to this purchase, the LC Participation Amount will be $_______ and the Aggregate Capital will be $_____.] [3]

Seller hereby represents and warrants as of the date hereof, and as of the date of such Purchase, as follows:

(i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are correct on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates (except for representations and warranties that apply solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

[1]               Such amount, which shall not be less than $1,000,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agent) and shall be in integral multiples of $100,000.

[2]               In the case of a Borrowing Request.

[3]               In the case of a request for an issuance of a Letter of Credit.

1469571 09039541	Annex B-1

(ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase;

(iii) after giving effect to the purchase proposed hereby, the sum of the Aggregate Capital plus the LC Participation Amount shall not exceed the Purchase Limit, and the Purchased Interest, taking into account any amounts set aside pursuant to the first proviso to Section 1.4(b)(ii),  shall not exceed 100%; and

 (iv) the Facility Termination Date shall not have occurred.

1469571 09039541	Annex B-2

IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

PATRIOT COAL RECEIVABLES (SPV) LTD.

By:
Name:
Title:

1469571 09039541	Annex B-3

ANNEX C
to Receivables Purchase Agreement

FORM OF ASSUMPTION AGREEMENT

Dated as of [__________ __, 201__]

            THIS ASSUMPTION AGREEMENT (this “AGREEMENT”), dated as of [______ __, ____], is among PATRIOT COAL RECEIVABLES (SPV) LTD. (the “Seller”),  [________], as uncommitted purchaser (the “[_____] Uncommitted Purchaser”), [________], as the related committed purchaser (the “[______] Related Committed Purchaser”), [________], as related lc participant (the “[_____] LC Participant” and together with the Uncommitted Purchaser and the Related Committed Purchaser, the “[_____] Purchasers”), and [________], as agent for the [_____] Purchasers (the “[______] Purchaser Agent” and together with the [_____] Purchasers, the “[_______] Purchaser Group”).

BACKGROUND

            The Seller and various others are parties to that certain Receivables Purchase Agreement dated as of March 2, 2010 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            SECTION 1. This letter constitutes an Assumption Agreement pursuant to Section 1.2(f) of the Receivables Purchase Agreement.  The Seller desires [the [_____] Purchasers] [the [______] Related Committed Purchaser] [the [______] related LC Participant] to [become  Purchasers under] [increase its existing Commitment under] the Receivables Purchase Agreement and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the [________] Purchasers agree to [become Purchasers thereunder] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [______] Related Committed Purchaser hereto] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [______] related LC Participant hereto].

            Seller hereby represents and warrants to the [________] Purchasers as of the date hereof, as follows:

                        (i)  the representations and warranties of the Seller contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such purchase or reinvestment as though made on and as of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

1469571 09039541	Annex C-1

                        (ii)  no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; and

                        (iii)  the Facility Termination Date has not occurred.

            SECTION 2.  Upon execution and delivery of this Agreement by the Seller and each member of the [______] Purchaser Group, satisfaction of the other conditions to assignment specified in Section 1.2(f) of the Receivables Purchase Agreement (including the written consent of the Administrator and each Purchaser Agent) and receipt by the Administrator and Seller of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [_____] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Receivables Purchase Agreement][the [______] Related Committed Purchaser shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [______] Related Committed Purchaser hereto][the [______] related LC Participant shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [______] related LC Participant hereto].

            SECTION 3.  Each party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against,  any Uncommitted Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Uncommitted Purchaser is paid in full. The covenant contained in this paragraph shall survive any termination of the Receivables Purchase Agreement.

            SECTION 4.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.  This Agreement may not be amended, supplemented or waived except pursuant to a writing signed by the party to be charged.  This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

(continued on following page)

1469571 09039541	Annex C-2

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

[___________], as an Uncommitted Purchaser

By:       ______________________

Name Printed:

Title:

[Address]

[___________], as a Related Committed Purchaser

By:       ________________________

Name Printed:

Title:

[Address]

[Commitment]

[___________], as a related LC Participant

By:       _______________________

Name Printed:

Title:

[Address]

[Commitment]

[_____________], as Purchaser Agent for [_________]

By:       __________________________

Name Printed:

Title:

[Address]

1469571 09039541	Annex C-3

PATRIOT COAL RECEIVABLES (SPV) LTD., as Seller

By:____________________________

Name Printed:____________________

Title:___________________________

Consented and Agreed:

FIFTH THIRD BANK, as Administrator

By:____________________________

Name  Printed:__________________
Title:___________________________

Address: Fifth Third Bank – Asset Securitization Group

                                38 Fountain Square Plaza, MD 109046

                                Cincinnati, OH 45202

FIFTH THIRD BANK, as LC Bank

By:____________________________

Name Printed:___________________
Title:___________________________

Address:         Fifth Third Bank – Asset Securitization Group

                        38 Fountain Square Plaza, MD 109046

                        Cincinnati, OH 45202

1469571 09039541	Annex C-4

[THE PURCHASER AGENTS]

By:___________________________

Name Printed:

Title:

[Address]

1469571 09039541	Annex C-5

ANNEX D
to Receivables Purchase Agreement

FORM OF PAYDOWN NOTICE

____________________, 201_____

Fifth Third Bank – Asset Securitization Group

38 Fountain Square Plaza, MD 109046

Cincinnati, OH 45202

[Each other Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of March 2, 2010 (as heretofore amended, restated, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among Patriot Coal Receivables (SPV) Ltd. (“Seller”), Patriot Coal Corporation, as Servicer, the various Related Committed Purchasers, Uncommitted Purchasers, LC Participants and Purchaser Agents from time to time parties thereto and Fifth Third Bank, as administrator (in such capacity, the “Administrator”) and as the issuer of letters of credit thereunder (in such capacity, the “LC Bank”).  Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Paydown Notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement.  The Seller desires to reduce the Aggregate Capital on ________________________, _____ [4] by the application of $____________________ [5] in cash to pay Aggregate Capital and Aggregate Discount to accrue (until such cash can be used to pay commercial paper notes) with respect to such Aggregate Capital, together with all costs related to such reduction of Aggregate Capital.  Subsequent to this paydown, the Aggregate Capital will be $________________.

IN WITNESS WHEREOF, the undersigned has caused this Paydown Notice to be executed by its duly authorized officer as of the date first above written.

PATRIOT COAL RECEIVABLES (SPV) LTD.

By:
Name:
Title:

[4]  Notice must be given at least one (1) Business Day prior to the requested paydown date.

[5] The amount of any such reduction shall be not less than $1,000,000 for each Purchaser Group and shall be an integral multiple of $100,000.

Annex D-1

 1469571 09039541

ANNEX E
to Receivables Purchase Agreement

FORM OF TRANSFER SUPPLEMENT

Dated as of [_______ __, 201__]

Section 1.

Commitment assigned:                          $_________

Assignor’s remaining Commitment:                    $_________

Capital allocable to Commitment assigned:        $_________

Assignor’s remaining Capital:                $_________

Discount (if any) allocable to

Capital assigned:                                               $_________

Discount(if any) allocable to Assignor’s

remaining Capital:                                             $_________

Section 2.

Effective Date of this Transfer Supplement:   [__________]

            Upon execution and delivery of this Transfer Supplement by transferee and transferor and the satisfaction of the other conditions to assignment specified in Section 6.3(c) of the Receivables Purchase Agreement (as defined below), from and after the effective date specified above, the transferee shall become a party to, and have the rights and obligations of a Related Committed Purchaser under, the Receivables Purchase Agreement, dated as of March 2, 2010 (as heretofore amended, restated, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among Patriot Coal Receivables (SPV) Ltd. (“Seller”), Patriot Coal Corporation, as Servicer, the various Related Committed Purchasers, Uncommitted Purchasers, LC Participants and Purchaser Agents from time to time parties thereto and Fifth Third Bank, as administrator (in such capacity, the “Administrator”) and as the issuer of letters of credit thereunder (in such capacity, the “LC Bank”).

1469571 09039541	Annex E-1

ASSIGNOR:    [_________], as a Related Committed Purchaser

By:______________________

Name:

Title:

ASSIGNEE:     [_________], as a Purchasing Related Committed Purchaser

By:___________________

Name:

Title:

[Address]

Accepted as of date first above

written:

[___________], as Purchaser Agent for

the [______] Purchaser Group

By:_________________________

Name:

Title:

[Consented and Agreed:

PATRIOT COAL RECEIVABLES (SPV) LTD., as Seller

By:_______________________

Name:

Title:]

                                                                                                                                                                                                        Annex E-2

 1469571 09039541

ANNEX F
to Receivables Purchase Agreement

FORM OF COMPLIANCE CERTIFICATE

To:       Fifth Third Bank, as Administrator

            [Each Purchaser Agent]

This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement, dated as of March 2, 2010 (as heretofore amended, restated, supplemented or otherwise modified, the “Agreement”), among Patriot Coal Receivables (SPV) Ltd. (“Seller”), Patriot Coal Corporation, as Servicer, the various Related Committed Purchasers, Uncommitted Purchasers, LC Participants and Purchaser Agents from time to time parties thereto and Fifth Third Bank, as administrator (in such capacity, the “Administrator”) and as the issuer of letters of credit thereunder (in such capacity, the “LC Bank”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.         I am the duly elected ____________________ of ________.

2.         I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of Seller during the accounting period covered by the attached financial statements.

3.         The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 4 below.

4.         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

1469571 09039541	Annex F-1

                                                                                               Annex F-1

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ____________________, 201___.

Name:
Title: [ ] of Patriot Coal Receivables (SPV) Ltd.

                                                                                                                                                                               Annex F-2

 1469571 09039541

SCHEDULE I to Annex F

                                                                                                                                                                                                       Annex F-3

 1469571 09039541

ANNEX G

FORM OF LETTER OF CREDIT APPLICATION

1469571 09039541	Annex G-1